Exhibit T3E-1
Convenience Translation

CREDITORS’ AGREEMENT (CONVENIO CONCURSAL) THAT,
PURSUANT TO TITLE FIVE OF THE BUSINESS
REORGANIZATION ACT (LEY DE CONCURSOS MERCANTILES)
IS ENTERED INTO BY AND BETWEEN CORPORACIÓN
DURANGO, S.A. DE C.V. AND ITS RECOGNIZED CREDITORS, TO
THE TENOR OF THE FOLLOWING RECITALS,
REPRESENTATIONS AND CLAUSES.

RECITALS

The capitalized terms used in this entire document, the definitions of which appear in the First clause of this Creditors’ Agreement, shall have the meaning that is attributed to them in said clause.

1.	A Special General Shareholders’ Meeting held on October 8, 2001 resolved the merger of Corporación Durango, S.A. de C.V. to Grupo Industrial Durango, S.A. de C.V., the latter becoming the name thereof after the merger. Said merger appears in public instrument number 1871 dated October 12, 2001 issued before Vicente Guerrero Romero, Esq., Notary Public number one of the State of Durango, and became effective on February 7, 2002.

Said meeting also decided to change the name of the merged Grupo Industrial Durango, S.A., to its present name: Corporación Durango, S.A. de C.V., having entered into notarial records the respective certificate before the aforementioned Notary Public, as appears in public instrument number 2136 dated February 12, 2002.

2.	Corporación Durango, S.A. de C.V. has its corporate domicile in Durango, State of Durango, as appears in the first certified copy of public instrument number 3,584 dated July 1, 2003, issued before Vicente Guerrero Romero, Esq., Notary Public number one of the State of Durango, entered in the Public Registry of Property and Commerce of the City of Durango under entry number 88 on Folio 88, Book 3, second assistant of commerce, Volume 56, Fourth Section, as well as the one of Mexico City, with the Folio number 140360.

3.	On May 18, two thousand four, the MERCHANT filed its request for declaration of Concurso Mercantil, pursuant to the provisions of the LCM, which was filed with the First District Court in the State of Durango under File 3/2004.

4.	On August 25, two thousand four, the First District Court Judge in the State of Durango handed down a Judgment that declared the MERCHANT eligible to be a debtor under the LCM, within the Concurso Mercantil Proceedings.

5.	On August 26, 2004, the Judgment was published declaring the MERCHANT eligible to be a debtor under the LCM, within the Concurso Mercantil Proceedings.

6.	On August 30, 2004, IFECOM appointed P.A. Rebeca Castaños Castaños as Receiver in the Concurso Mercantil Proceedings, who indicated as the domicile for compliance with her obligations under the LCM the one located in Calle de Canoas 238-B, Col. Centro, Durango, Durango.

7.	The term provided by Article 145 of the LCM for the receivership stage began on September 11, two thousand four, on the following day from the last publication in the Official Daily of the Federation and El Sol de Durango of the Judgment of Concurso Mercantil handed down in the Concurso Mercantil Proceedings, and ends on March 14, 2005.

REPRESENTATIONS

I.-The MERCHANT hereby states by means of its legal attorney-in-fact:

1.	Organization.—It is a duly organized corporation in good standing pursuant to the laws of the United Mexican States.

2.	Representation.—Its representative has all necessary powers to enter into the present Creditors’ Agreement, which have not been revoked or limited in any way, as is substantiated by the first certified copy of public instrument number 2,153 dated February 22, 2002, issued before Vicente Guerrero Romero, Esq., Notary Public number one of the State of Durango, entered in the Public Registry of Property and Commerce under Commercial Folio 140360.

3.	Recognition Judgment.—On November 17, 2004, the Recognition Judgment was handed down.

4.	On the liabilities.—As it arises from the Recognition Judgment, the liabilities of the MERCHANT amount to the sum of 4,818,170,739.09 UDIS.

5.	Other liabilities.—There are no other liabilities reflected in the Recognition Judgment.

6.	Private agreements.—It has not entered into any private contracts or agreements with any of its creditors in contravention of the LCM.

7.	Legality of the Agreement.—The entering into of the Creditors’ Agreement does not violate, breach or in any form contravenes the legal provisions of its corporate bylaws in effect nor of any legal provision.

8.	Right of First Refusal.—For the effects to be produced by this Creditors’ Agreement, as is indicated in the THIRD clause, Paragraph b) ii) and NINTH of the Creditors’ Agreement dated April 30, 2004, a special general shareholders’ meeting of the MERCHANT was held, in which were granted, to those eligible, the right of first refusal for the increase of the fixed part of the capital stock thereof and therefore without the right of withdrawal. The call to the meeting for said increase was published in El Sol de Durango on May 3, 2004 and in the Official Daily of the Constitutional Government of the State of Durango dated May 2, 2004, which jointly form part of Exhibit 1-A, one shareholder having exercised the right of subscription for 3,071 shares only, wherefore it is not necessary to carry out the notification provided by Article 155 of the LCM.

At this meeting, the board of directors was empowered to offer the shares representing the increase in capital stock to the persons and in the terms that the selfsame board may determine.

9.	Statement of consent.—The MERCHANT hereby states its consent to enter into the present Creditors’ Agreement in order to comply with the payment obligations contracted with the Recognized Creditors, assuming the undertakings stipulated in its clauses.

II.-The Subscribing Creditors state.

1.	Their representatives have all necessary powers to enter into the present Creditors’ Agreement, which powers have not been revoked or limited in any way.

III.-The MERCHANT and the Signing Creditors hereby declare:

1.	That it is their free and spontaneous consent to enter into the present Creditors’ Agreement, submitting to each one and all of the following clauses.

CLAUSES

FIRST. DEFINITIONS

i)	ACD means: ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V., a corporation organized pursuant to the laws of the United Mexican States.

ii)	Recognized Creditors means: the creditors that have said capacity pursuant to Article 4 of the LCM, in this Concurso Mercantil Proceedings.

iii)	Common Recognized Creditors means: Creditors Recognized in the Recognition Judgment the credits of which have been acknowledged as common, in terms of the provisions of Paragraph IV of article 217 and 222 of the LCM.

iv)	Signing Creditors means: the Recognized Creditors which subscribe this Creditors’ Agreement.

v)	Non-Signing Creditors means: the Recognized Creditors which do not subscribe this Creditors’ Agreement.

vi)	ATENQUIQUE means: COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

vii)	ATLANTIC means: ATLANTIC PACIFIC MANAGEMENT GRP, LLC.

viii)	BANAMEX means: BANCO NACIONAL DE MÉXICO, S.A., PART OF THE BANAMEX FINANCIAL GROUP.

ix)	BANCOMEXT means: BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C. INSTITUCIÓN DE BANCA DE DESARROLLO.

x)	BEYAZIT means: BEYAZIT LLC.

xi)	BF means: BF CAPITAL, INC.

xii)	BOFA means: BANK OF AMERICA, N. A. (BANK OF AMERICA, NATIONAL ASSOCIATION, a corporation organized pursuant to the Laws of the United States of America, requested its recognition as BANK OF AMERICA MEXICO, N.A.).

xiii)	BOFAMEX means: BANK OF AMERICA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE.

xiv)	BOFA SECURITIES means: BANC OF AMERICA SECURITIES LIMITED.

xv)	2003 Bonds means: the 2003 Bonds (12 5/8% Senior Notes due 2003) issued by the MERCHANT.

xvi)	2006 Bonds means: the 2003 Bonds (13 1/8% Senior Notes due 2003) issued by the MERCHANT.

xvii)	2008 Bonds means: (13 1/2% Senior Notes due 2008) issued by the MERCHANT.

xviii)	2009 Bonds means: (13 3/4% Senior Notes due 2009) issued by the MERCHANT.

xix)	Existing Bonds jointly means: (a) the 2003 Bonds; (b) the 2006 Bonds; (c) the 2008 Bonds; (d) the 2009 Bonds and (e) the European bonds issued under the program of issuance of negotiable obligations established by the MERCHANT dated October 4, 2001.

xx)	BUYUK means: BUYUK LLC.

xxi)	CARTONPACK means: CARTONPACK, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxii)	CENTAURO means: INDUSTRIAS CENTAURO, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxiii)	COMMERCE BANK means: CALIFORNIA COMMERCE BANK.

xxiv)	MERCHANT means: Corporación Durango, S.A. de C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxv)	CONICEP means: COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxvi)	Creditors’ Agreement means: the present document and its appendices.

xxvii)	Common Agreement has the meaning attributed to it in the EIGHTH clause of the Creditors’ Agreement.

xxviii)	Common Recognized Credits means: the credits acknowledged in the Recognition Judgment as common, pursuant to Paragraph IV of Article 127 of the LCM. This term may be applied equally in the singular, having the same meaning.

xxix)	DEUTSCHE BANK means: DEUTSCHE BANK A.G. – NEW YORK BRANCH.

xxx)	DRALLI means: DRALLI LLC.

xxxi)	DURANGO INTERNACIONAL means: DURANGO INTERNACIONAL, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxxii)	DURANGO INTL means: DURANGO INTERNATIONAL, INC.

xxxiii)	EYEMEX means: ENVASES Y EMPAQUES DE MÉXICO, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

xxxiv)	Publication Date of Approval means: the date on which, pursuant to the LCM and supplementary regulations, the notice of the ruling becomes effective in the Concurso Mercantil Proceeding, approving this Creditors’ Agreement.

xxxv)	GRAMERCY means: GRAMERCY EMERGING MARKET FUND.

xxxvi)	GRNPARK means: GRNPARK LLC.

xxxvii)	Guarantor Group means: ACD, CENTAURO, ATENQUIQUE, CONICEP, EYEMEX, CARTONPACK, DURANGO INTERNACIONAL, DURANGO INTL, PONDEROSA, TITAN, PORTEADORES and RECICLAJES.

xxxviii)	Mortgagor Group means: ACD, CENTAURO, ATENQUIQUE, CONICEP, EYEMEX, CARTONPACK, PONDEROSA and TITAN.

xxxix)	HFR means: HFR EM SELECT MASTER TRUST.

xl)	HYDRA means: HYDRA PARTNERS LP.

xli)	IFECOM means: Federal Institute of Specialists in Business Reorganization, an auxiliary body of the Council of the Federal Judicature.

xlii)	JPMORGAN means: JPMORGAN CHASE BANK, N.A.

xliii)	KADESI means: KADESI LLC.

xliv)	KAPALI means: KAPALI LLC.

xlv)	KPASA means: KPASA LLC.

xlvi)	LABAITE means: LABAITE LLC.

xlvii)	LCM means: the Business Reorganization Act (Ley de Concursos Mercantiles).

xlviii)	LEMAN means: LEMAN LLC.

xlix)	LFENET means: LFENET LLC.

l)	LIBOR has the meaning attributed to it in the document mentioned in Paragraph d) of the FIFTH clause of this Creditors’ Agreement.

li)	LMC RECOVERY means: LMC RECOVERY FUND, LLC.

lii)	LPETE means: LPETE LLC.

liii)	MAGNUS means: MAGNUS LLC.

liv)	MASS means: MASS FINANCIAL.

lv)	MERCED means: MERCED PARTNERS LIMITED PARTNERSHIP.

lvi)	MCKINLEY means: DURANGO MCKINLEY PAPER COMPANY.

lvii)	New Bond means: The global bond issued pursuant to the documents referred to in the SIXTH and EIGHTH clauses of this Creditors’ Agreement.

lviii)	C Promissory Notes shall have the meaning attributed to it in the SEVENTH clause of this Creditors’ Agreement.

lix)	PALLMALL means: PALLMALL LLC.

lx)	PIPSAMEX means: GRUPO PIPSAMEX, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

lxi)	PONDEROSA means: PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

lxii)	Portion A means the credits of the Recognized Creditors described in Section 22 of Format LC-6/161 of IFECOM accompanying the present document.

lxiii)	Portion B means the credits of the Recognized Creditors described in Section 22 of Format LC-6/161 of IFECOM accompanying the present document.

lxiv)	Portion C means the credits of the Recognized Creditors described in Section 22 of Format LC-6/161 of IFECOM accompanying the present document.

lxv)	Portion D means the credits of the Recognized Creditors described in Section 22 of Format LC-6/161 of IFECOM accompanying the present document.

lxvi)	PORTEADORES means: PORTEADORES DE DURANGO, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

lxvii)	Concurso Mercantil Proceeding means: the proceeding under the LCM filed at the First District Court in the State of Durango under File 3/2004.

lxviii)	QDRF means: QDRF MASTER LTD.

lxix)	QUADRANGLE means: QUADRANGLE RECOVE INCOME FUND.

lxx)	QUADRANGLE DEBT means: QUADRANGLE DEBT OPPORTUNITIES FUND MASTER LTD.

lxxi)	RECICLAJES means: RECICLAJES CENTAURO, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

lxxii)	Recognition Judgment means: The Recognition Judgment, Degrees and Priority of Credits published on November 17, 2004 in the Concurso Mercantil Proceedings.

lxxiii)	SSGDP means: SSGDP LLC. lxxiv) TAMARACK means: TAMARACK INTERNATIONAL LTD.

lxxv)	TITÁN means: EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V., a corporation organized pursuant to the Laws of the United Mexican States.

lxxvi)	UVIADO means: UVIADO LLC.

SECOND. PURPOSE.

a)	This Creditors’ Agreement establishes the terms and conditions to restructure all the MERCHANT’s liabilities contained in the Recognition Judgment and forces the MERCHANT to the payment of the Common Recognized Credits in its charge.

b)	It is likewise a purpose of this Creditors’ Agreement to oblige the Recognized Creditors to receive payment of their Common Recognized Credits, in terms of this Creditors’ Agreement and to remain obligated in terms of Article 165 of the LCM.

c)	For compliance with the Creditors’ Agreement the Common Recognized Credits shall be divided into four portions known as: Portion A, Portion B, Portion C and Portion D, which shall be treated as provided for in this Creditors’ Agreement.

THIRD. COMMON RECOGNIZED CREDITS

a)	In terms of the last paragraph of Article 159 of the LCM, the parties hereto agree that the Common Recognized Credits shall be maintained, individually, in the currency originally covenanted, and that for the terms of the restructuring herein covenanted, any arithmetic operation must be made considering the currency in which each credit was covenanted.

b)	For the payment of the amounts of the Common Recognized Credits, the parties hereto agree that:

i)	85% (eighty-five percent) principal of the amounts of the Common Recognized Credits shall be paid pursuant to the terms and conditions established in the FIFTH, SIXTH, SEVENTH and ELEVENTH clause of this Creditors’ Agreement. The calculation for its payment shall be made multiplying 0.850 (zero point eight fifty) by the amount of the principal of each Common Acknowledged Credit.

ii)	The remaining 15% of the principal of each Common Recognized Credits plus accrued and unpaid interest at the date of the Judgment of Concurso Mercantil for the MERCHANT shall be paid by their capitalization in 18,805,918 series “B” common shares, representing 16.997% of the fixed capital stock without the right of withdrawal of the MERCHANT, pursuant to the provisions of the NINTH clause of this Creditors’ Agreement.

iii)	The parties hereto agree that the benefit alluded to in the foregoing paragraph is not available for Recognized Creditors referred to in the SEVENTH and ELEVENTH clause of this Creditors’ Agreement, which they all sign in conformity therewith.

FOURTH. TERM

a)	Except for the provisions in paragraph b) of this FOURTH clause, the term for complete compliance with the payment obligations provided by this Creditors’ Agreement ends on December 31, 2012, pursuant to the provisions of the FIFTH and SIXTH clause of this Creditor’s Agreement and the documents mentioned therein.

b)	The term for compliance with the payment obligations provided in this Creditors’ Agreement for the Recognized Creditors of Portion C and of Portion D shall expire on June 30, 2013, pursuant to the SEVENTH and ELEVENTH clause of this Creditors’ Agreement, wherefore they shall not become payable before that date.

c)	The term for compliance with the payment obligations provided in this Creditors’ Agreement for the Recognized Creditors of Portion D shall expire on January 2, 2013, pursuant to the ELEVENTH clause of this Creditors’ Agreement.

FIFTH. PORTION A.

a)	Pursuant to the THIRD and FOURTH clause of the Creditors’ Agreement, the MERCHANT shall pay 85% of the principal of the Common Recognized Credits owed to BANAMEX, JPMORGAN, COMMERCE BANK, BOFA, BOFAMEX, BOFA SECURITIES and DEUTSCHE BANK in 32 (thirty-two) consecutive quarterly payments, beginning in April, 2005, pursuant to the table below:

Date	Percentage of the
Amount Payable
1st Quarter 2005	1.25%
2nd Quarter 2005	1.25%
3rd Quarter 2005	1.25%
4th Quarter 2005	1.25%
1st Quarter 2006	3.00%
2nd Quarter 2006	3.00%
3rd Quarter 2006	3.00%
4th Quarter 2006	3.00%
1st Quarter 2007	3.00%
2nd Quarter 2007	3.00%
3rd Quarter 2007	3.00%
4th Quarter 2007	3.00%
1st Quarter 2008	3.00%
2nd Quarter 2008	3.00%
3rd Quarter 2008	3.00%
4th Quarter 2008	3.00%
1st Quarter 2009	3.00%
2nd Quarter 2009	3.00%
3rd Quarter 2009	3.00%
4th Quarter 2009	3.00%
1st Quarter 2010	3.25%
2nd Quarter 2010	3.25%
3rd Quarter 2010	3.25%
4th Quarter 2010	3.25%
1st Quarter 2011	5.00%
2nd Quarter 2011	5.00%
3rd Quarter 2011	5.00%
4th Quarter 2011	5.00%
1st Quarter 2012	3.50%
2nd Quarter 2012	3.50%
3rd Quarter 2012	3.50%
4th Quarter 2012	3.50%
Total	100.0%

b)	The principal of each one of the Common Recognized Credits placed in Portion A is detailed in Section 22 of the LC-6/161 format of IFECOM, attached to this Creditors’ Agreement as Appendix 1.

c)	Portion A shall accrue interest at an annual rate equal to the result obtained by adding the LIBOR that is more applicable plus 2.75% (two point seventy-five percent) payable quarterly, at the end of each quarter, and calculated based in a year of three hundred sixty (360) days, and the days effectively lapsed during the calculation period.

d)	The parties to this Creditors’ Agreement agree in that the obligation of the MERCHANT to pay 85% of Portion A shall be also subject to a credit restructuring agreement and its appendices and the agreement referred to by clause EIGHTH of the Creditors’ Agreement governed by the laws of the State of New York, both agreements that the MERCHANT and the Creditors of the Common Recognized Credits that comprise Portion A, herein undertake to enter into within 15 (fifteen) working days as of the Publication Date of the Approval. The terms of the credit restructuring agreement must be the same as those of the credit contract format that the parties have initialed separately, for their identification.

SIXTH. PORTION B.

a)	Pursuant to the THIRD and FOURTH clause of this Creditors’ Agreement, the MERCHANT shall pay 85% of the principal of the Common Recognized Credits to the bearers of the Existing Bonds by means of the issue and delivery of the New Bond that shall mature on December 31, 2012.

b)	The parties hereto agree that the New Bond shall accrue interest payable in quarterly payments at the end of each quarter, commencing on April 7, 2005, at an annual interest rate that shall increase pursuant to the following table:

Date	Annual Rate
2005	7.50%
2006	8.50%
2007	9.50%
2008	9.50%
2009	9.50%
2010	9.50%
2011	9.50%
2012	9.50%

c)	The principal of each of the Common Recognized Credits located in Portion B is detailed in Section 22 of the LC-6/161 format of IFECOM, of which this Creditors’ Agreement is Appendix 1.

d)	The parties hereto agree that the MERCHANT’s obligation pursuant to the New Bond shall also be subject to an Indenture and to the agreement referred to by the EIGHTH clause of this Creditors’ Agreement governed by the laws of the State of New York, and the MERCHANT undertakes to enter into, at the same time as issuing and delivering the New Bond within a term of 15 (fifteen) working days as of the Publication Date of Approval. The terms of the issue contract and the New Bond must be the same as the format of the Indenture and the New Bond that the parties hereto have initialed separately for their identification.

SEVENTH. PORTION C.

a)	The Recognized creditors of Portion C hereby grant a forgiveness of 15% (fifteen percent) of the principal of their Common Recognized Credits, as well as a forgiveness of the total amount of the accrued and unpaid interest at the date of the Concurso Mercantil Judgment for the MERCHANT.

b)	Pursuant to the THIRD clause of this Creditors’ Agreement, the MERCHANT shall pay the credits that comprise Portion C, once the forgiveness provided by the foregoing paragraph is considered, in only one payment that shall be due on June 30, 2013; with the understanding that, in order to document additionally the obligation referred to in this paragraph b), the MERCHANT shall subscribe to the order of each one of the creditors of the Common Recognized Credits that comprise Portion C a promissory note for an amount equal to 85% of the principal amount of their respective Common Acknowledged Credit, and that shall be identified jointly as C Promissory Notes. C Promissory Notes shall be subject in addition to the agreement referred to in the EIGHTH clause of this Creditors’ Agreement.

c)	Consequently, the parties hereto agree that C Promissory Notes shall have a sole maturity at June 30, 2013, and shall accrue interest pursuant to the following table:

Date	Annual Rate
2005	7.50%
2006	8.50%
2007	9.50%
2008	9.50%
2009	9.50%
2010	9.50%
2011	9.50%
2012	9.50%
2013	9.50%

d)	The parties hereto agree that there shall be no amortization of principal on C Promissory Notes before their date of maturity and the total payment of interest shall take place along with the principal on June 30, 2013.

e)	The principal of each one of the Common Recognized Credits categorized in Portion C are detailed in Section 22 of the LC-6/161 format of IFECOM, of which this Creditors’ Agreement is Appendix 1.

f)	The MERCHANT undertakes to sign the C Promissory Notes with the requirements indicated by the General Law on Titles and Credit Operations within a term of 15 (fifteen) working days as of the Publication Date of Approval.

EIGHTH. COMMON AGREEMENT.

Simultaneously upon the signing of the credit restructuring contract referred to by the FIFTH clause of this Creditors’ Agreement and its appendices, by the Indenture contract and the New Bond mentioned in the SIXTH clause, the subscribing parties shall enter into a common agreement, in which the basis to ensure equal treatment to the Recognized Creditors of Portion A and Portion B shall be established. This agreement shall be governed by the laws of the State of New York. The terms of said agreement must be the same to the format of the common agreement that the parties hereto have initialed separately for its identification. The MERCHANT undertakes to subscribe and undertakes to cause the subsidiaries thereof to subscribe the common agreement within 15 (fifteen) working days as of the Publication Date of Approval.

NINTH. CAPITALIZATION OF 15% OF THE PRINCIPAL PLUS ACCRUED INTEREST.

Pursuant to Paragraph b) ii) of the THIRD clause of this Creditors’ Agreement, the parties hereto agree that the creditors of Portion A and of Portion B shall capitalize 15% (fifteen percent) of the principal thereof and the totality of the interest accrued and unpaid at the date of the MERCHANT’s Concurso Mercantil Judgment of the Common Recognized Credits in exchange for Series B common shares of the MERCHANT free of any right of first refusal, representing 16.997% (seventeen point nine hundred ninety-seven percent) of the fixed corporate capital without rights of withdrawal, after the effects of the capitalization having taken place, amounting to 18,805,918 shares. The shares that, having been assigned pursuant to this clause, are not claimed by the Recognized Creditors, shall be contributed to a trust in order that the trustee of the same may hand them over, to those that substantiate a right thereto. The terms of said trust contract must the same as the trust contract format that the parties hereto have initialed separately for their identification. The MERCHANT undertakes to organize the trust in the term of 15 (fifteen) working days as of the Publication Date of Approval.

TENTH. GUARANTEES.

a)	Portion A and Portion B shall be guaranteed equally and in proportion to their amounts by:

1.	Guarantees to be granted by the Guarantor Group.

2.	Mortgages on all the present and future real property and other fixed assets of the MERCHANT and the Mortgagor Group.

3.	A pledge over the shares representative of the present and future corporate capital stock of PIPSAMEX and MCKINLEY.

4.	A pledge over an investment account that the MERCHANT shall maintain as a reserve for his debt service.

5.	A pledge over the C Promissory Notes referred to by clause SEVENTH of this Creditors’ Agreement.

6.	An Irrevocable Trust Agreement of Guaranty & Administration over machinery.

b)	The terms of the guarantees must be the same as the guarantee agreement that the parties hereto have initialed separately for their identification.

c)	The mortgages shall be established, [initially,] on the real property and the assets set forth in Exhibit 1-B of this Creditors’ Agreement.

d)	The MERCHANT undertakes to cause the Mortgagor Group to sign the pledge and mortgage contract within a term of 15 (fifteen) working days as of the Publication Date of Approval. The terms of the mortgage must be the same as the mortgage that the parties hereto have initialed for their identification.

e)	The MERCHANT shall subscribe the pledge on the shares of PIPSAMEX and shall undertake that its subsidiary DURANGO INTERNACIONAL, of which it is a majority shareholder, subscribe the pledge on the shares of MCKINLEY, within a term of 15 (fifteen) working days as of the Publication Date of Approval.

f)	The terms of the PIPSAMEX pledge shall be the same as the pledge agreement that the parties hereto have initialed separately for their identification.

g)	The terms of the MCKINLEY pledge shall be the same as the pledge agreement that the parties hereto have initialed separately for their identification

h)	The terms of the pledge on the investment account shall be the same as the pledge agreement that the parties hereto have initialed separately for their identification and that the MERCHANT undertakes to cause its subsidiaries to sign within a term of 15 (fifteen) working days as of the date of the Publication Date of Approval.

i)	The terms of the pledge on the C Promissory Notes shall be the same as the pledge agreement that the parties hereto have initialed separately for their identification and that the MERCHANT undertakes to cause its subsidiaries, of which it is a majority shareholder, to sign it within a term of 15 (fifteen) working days as of the date of the Publication Date of Approval.

j)	The terms of the Irrevocable Trust Agreement of Guaranty & Administration shall be the same as those of the trust agreement that the parties have initialed separately for their identification.

ELEVENTH. PORTION D.

a)	In the case of the Common Recognized Credits to BANCOMEXT in the Recognition Judgment, for a total of 215,715,078.77 UDIS, in which the MERCHANT is obligor for the whole of the debt regarding its subsidiaries PIPSAMEX; Fábrica Mexicana de Papel, S.A. de C.V.; Fábricas de Papel Tuxtepec, S.A. de C.V. and Inmobiliaria Industrial Durango, S.A. de C.V., it is hereby agreed that this credit shall be covered by the MERCHANT only in the case that all the subsidiaries owing BANCOMEXT aforementioned default with the payment of said credit pursuant to the stipulations of the restructuring entered into by the aforementioned subsidiaries and BANCOMEXT, that appears in public instruments number 105,065; 105,058 and 105,059, issued by Notary Public number nine of the Federal District, José Ángel Villalobos Magaña, Esq., dated September 29, 2004, which also appear in the court records of the Concurso Mercantil Proceedings.

b)	In the event that, in terms of this clause, the MERCHANT still has to pay any unpaid balance of the Common Recognized Credits of Portion D, Portion D shall be given the same treatment as Portion C pursuant to the provisions of Paragraph III of Article 159 of the LCM, and then a forgiveness of the totality of accrued interest shall operate and the MERCHANT shall only pay 85% of said principal balance, pursuant to the THIRD clause Paragraph b) i) of this Creditors’ Agreement.

c)	Consequently, Common Recognized Credits located in Portion D shall have a due date of June 30, 2013 and only shall be payable as of June 30, 2013, if there is any unpaid balance.

d)	Just like Portion C, Portion D shall not enjoy the benefit of capitalization of 15% of the principal and accrued interest, if, pursuant with these clause, there is any balance at the due date of Portion D, nor shall Portion D enjoy any of the guarantees provided in the TENTH clause.

TWELFTH. TAX CLAIM.

The parties hereto agree the tax claim acknowledged in the Recognition Judgment shall be paid in 24 monthly installments that shall begin as of August, 2004, pursuant to the authorizations of the Administration of Large Taxpayers of the Tax Service Administration of the Secretary of Finance & Public Credit, attached hereto as Exhibit 1-C; all of the foregoing pursuant to the provisions of Article 152 of the LCM.

THIRTEENTH. CANCELLATION OF EXISTING BONDS.

a)	The parties hereto acknowledge that upon this Creditors’ Agreement being approved by the First District Court Judge and the documents mentioned in the FIFTH, SIXTH, SEVENTH, EIGHTH and TENTH clause are subscribed and granted in the terms of this Creditors’ Agreement, the Existing Bonds and the indentures based on which the Existing Bonds were issued shall cease to be valid and shall be replaced by the New Bond and the indenture based on which the same shall be issued. Any guarantee that guaranteed the payment obligations of the Existing Bonds shall be cancelled.

b)	If for any reason the treatment provided for Portion B of this Creditors’ Agreement is null and void, this clause shall likewise not be effective.

FOURTEENTH. SUBSCRIPTION OF THE AGREEMENT

This Creditors’ Agreement shall be subscribed by the MERCHANT and the Signing Creditors, creating valid and executable obligations. In terms of the applicable provisions, this Creditors’ Agreement is compulsory for Non-Signing Creditors that have Common Recognized Credits.

FIFTEENTH. COMPULSORY NATURE.

This Creditors’ Agreement approved by the Judge shall compel the MERCHANT, the signers thereof and the Recognized Creditors, in terms of the law.

SIXTEENTH. ACCELERATED MATURITY.

The parties hereto agree that, in the terms provided by the FOURTH clause for compliance with the MERCHANT’s payment obligations, the same shall have accelerated maturity in the event that the MERCHANT or the corporations identified as the Guarantor Group do not sign the agreements and the New Bond referred to in Paragraph d) of the FIFTH clause, Paragraphs a) and d) of the SIXTH clause, the EIGHTH clause and Paragraph a) of the TENTH clause of this Creditors’ Agreement within a term of 15 (fifteen) working days as of the date of the Publication Date of Approval, expressly agreeing that the expiration of the term shall not take place by lack of signing of said agreements by the other parties hereto.

SIGNATURES

JP MORGAN CHASE BANK N.A.	GRAMERCY EMERGING MARKETS FUND.
/s/ Jorge de Haro González Jorge de Haro González	/s/ Arturo Pérez Peña Arturo Pérez Peña
TAMARACK INTERNACIONAL LTD.	QUADRANGLE DEBT OPPORT- UNITIES FUND MASTER LTD.
/s/ Arturo Pérez Peña Arturo Pérez Peña	/s/ Arturo Pérez Peña Arturo Pérez Peña
QDRF MASTER LTD.	MERCED PARTNERS LIMITED PARTNERSHIP.
/s/ Arturo Pérez Peña Arturo Pérez Peña	/s/ Arturo Pérez Peña Arturo Pérez Peña
BANC OF AMERICA SECURITIES LIMITED.	MERCED PARTNERS LIMITED PARTNERSHIP.
/s/ Jorge de Haro González Jorge de Haro González	/s/ Arturo Pérez Peña Arturo Pérez Peña
COMPAÑÍA NORTE AMERICANA DE INVERSIONES EN CELULOSA Y PAPEL S.A. DE C.V.	DURANGO INTERNATIONAL, INC.
/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga	/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga

EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V.	GRUPO PIPSAMEX, S.A. DE C.V.
/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga	/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga
DURANGO MCKINLEY PAPER CO.	ENVASES Y EMPAQUES DE MÉXICO, S.A. DE C.V.
/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga	/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga
ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V.	COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A. DE C.V.
/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga	/s/ Maria Teresa Fernández Ezcarzaga Maria Teresa Fernández Ezcarzaga
BANK OF AMERICA N.A.	LPETE LLC.
/s/ Jorge de Haro González Jorge de Haro González	Arturo Pérez Peña
CALIFORNIA COMMERCE BANK	CORPORACIÓN DURANGO, S.A. DE C.V.
/s/ Jorge de Haro González Jorge de Haro González	/s/ Gabriel Villegas Salazar Gabriel Villegas Salazar
BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX.
/s/ Jorge de Haro González Jorge de Haro González
UVIADO LLC.	MASS FINANCIAL.
Arturo Pérez Peña	Arturo Pérez Peña
QUADRANGLE DEBT RECOVE INCOME FUND.	HFR EM SELECT MASTER TRUST.
Arturo Pérez Peña	Arturo Pérez Peña

BEYAZIT LLC.	BUYUK LLC.
Arturo Pérez Peña	Arturo Pérez Peña
DRALLI LLC.	GRNPARK LLC.
Arturo Pérez Peña	Arturo Pérez Peña
BF CAPITAL INC.	ATLANTIC PACIFIC MANAGEMENT GRP. LLC.
Arturo Pérez Peña	Arturo Pérez Peña
HYDRA PARTNERS LP.	KADESI LLC.
Arturo Pérez Peña	Arturo Pérez Peña
KAPALI LLC.	KPASA LLC.
Arturo Pérez Peña	Arturo Pérez Peña
LABAITE LLC.	LEMAN LLC.
Arturo Pérez Peña	Arturo Pérez Peña
LFENET LLC.	LCM RECOVERY FUND LLC.
Arturo Pérez Peña	Arturo Pérez Peña
PALLMALL LLC.	SSGDP LLC.
Arturo Pérez Peña	Arturo Pérez Peña

MAGNUS LLC.
Arturo Pérez Peña

EXHIBIT 1-A
to Plan of Reorganization

El Sol de Durango            DURANGO, DGO., MONDAY, MAY 3, 2004

[logo]	CORPORACIÓN DURANGO, S.A. DE C.V. NOTICE TO SHAREHOLDERS RIGHT OF FIRST REFUSAL DUE TO INCREASE IN CAPITAL STOCK

In compliance with the resolutions adopted in the Special General Shareholders’ Meeting held on the 30th day of April, 2004, it is made known to the shareholders of Corporación Durango, S.A. de C.V., (hereinafter, the “Corporation”), that in said session it was resolved to increase the capital stock in its fixed minimum part, wherefore, based on the provisions of Article 132 of the General Law on Commercial Corporations and the seventh clause of the corporate bylaws, the shareholders thereof are informed of their right of first refusal to subscribe and pay for the shares they are entitled to on the increase resolved, in proportion to the shares they currently own, which right must be exercised within 15 calendar days following the publication of this Notice.

The shareholders who wish to exercise said right must submit the share titles or deposit receipts issued by any institution empowered to that effect, during working days and hours, at Potasio 150, 3rd Floor, Ciudad Industrial, Durango, Dgo., and must exhibit the amount of the increase that has been decreed, at the rate of $ 15,012 pesos per share, and with the understanding that, pursuant to the resolutions adopted in said Meeting, the Board of Directors of the Corporation may offer to any third party those shares that have not been subscribed in exercise of the aforementioned right of first refusal, at the price determined by the Board of Directors itself, that shall not be less than that established for the subscription of the right of first refusal, and without prejudice that whoever subscribes these shares may pay for them by a contribution in cash, in species, by reason of the capitalization of liabilities in charge of the Corporation, or by any other form that the Board of Directors may authorize.

Durango, Dgo., April 30, 2004.
GABRIEL VILLEGAS SALAZAR, ESQ.
Secretary of the Board of Directors

VOLUME CCX	DURANGO, DGO., SUNDAY, MAY 2, 2004	No. 36 BIS.

[Great Seal of Mexico]
OFFICIAL NEWSPAPER
OF THE CONSTITUTIONAL GOVERNMENT OF THE STATE OF DURANGO
FIRST SEMESTER
DECREE LAWS AND OTHER PROVISIONS
ARE COMPULSORY ONLY BY BEING PUBLISHED
IN THIS NEWSPAPER

POSTAL REGISTRY	PRINTED MATTER	PERMIT No. 1M10-0008
AUTHORIZED BY SEPOMEX

RESPONSIBLE DIRECTOR THE SECRETARY GENERAL OF THE GOVERNMENT OF THE STATE

SUMMARY
EXECUTIVE BRANCH OF THE STATE

NOTICE	TO THE SHAREHOLDERS OF THE COMPANY CORPORACIÓN DURANGO, S.A. DE C.V.	PAGE 2

DECREE No. 339.	BY MEANS OF WHICH THE SECOND PARAGRAPH OF ARTICLE 862 OF THE CODE OF CIVIL PROCEDURES OF THE STATE OF DURANGO IS AMENDED	PAGE 3

DECREE No. 340.	BY MEANS OF WHICH SEVERAL ARTICLES OF THE CODE OF CRIMINAL PROCEDURES OF THE STATE OF DURANGO IS AMENDED	PAGE 7

FINANCIAL STATEMENT	CONSOLIDATED OF THE DIRECTORATE OF PENSIONS FOR THE MONTH OF MARCH OF THE CURRENT YEAR	PAGE 11

2

PAGE 2	OFFICIAL NEWSPAPER

[Corporación Durango’s Logo]

CORPORACIÓN DURANGO, S.A. DE C.V.
NOTICE TO SHAREHOLDERS
RIGHT OF FIRST REFUSAL DUE TO INCREASE IN CAPITAL STOCK

In compliance with the resolutions adopted in the Special General Shareholders’ Meeting held on the 30th day of April, 2004, it is made known to the shareholders of Corporación Durango, S.A. de C.V., (hereinafter, the “Corporation”), that in said session it was resolved to increase the capital stock in its fixed minimum part, wherefore, based on the provisions of Article 132 of the General Law on Commercial Corporations and the seventh clause of the corporate bylaws, the shareholders thereof are informed of their right of first refusal to subscribe and pay for the shares they are entitled to on the increase resolved, in proportion to the shares they currently own, which right must be exercised within 15 calendar days following the publication of this Notice.

The shareholders who wish to exercise said right must submit the share titles or deposit receipts issued by any institution empowered to that effect, during working days and hours, at Potasio 150, 3rd Floor, Ciudad Industrial, Durango, Dgo., and must exhibit the amount of the increase that has been decreed, at the rate of $ 15,012 pesos per share, and with the understanding that, pursuant to the resolutions adopted in said Meeting, the Board of Directors of the Corporation may offer to any third party those shares that have not been subscribed in exercise of the aforementioned right of first refusal, at the price determined by the Board of Directors itself, that shall not be less than that established for the subscription of the right of first refusal, and without prejudice that whoever subscribes these shares may pay for them by a contribution in cash, in species, by reason of the capitalization of liabilities in charge of the Corporation, or by any other form that the Board of Directors may authorize.

Durango, Dgo., April 30, 2004.
GABRIEL VILLEGAS SALAZAR, ESQ.
Secretary of the Board of Directors

3

EXHIBIT 1-B
to Plan of Reorganization

A. BUILDINGS TO BE MORTGAGED

COMPANY AND DESCRIPTION	LOCATION
CORPORATE ADMINISTRATION OF DURANGO
ACD 1 House “Los Limoneros” (lots 62 and 63)	Cuernavaca, Morelos
“CAJAS Y EMPAQUES IZCALLI” (TRANSFER TO EEM PENDING)
CEI 1 Lots of land 5 and 6, block 3, Section Ind. Complejo Cuamantla [Cuamantla Industrial Complex]	Cuautitlán, Edo. [common land] Mex.
*CARTONES Y EMPAQUES DE OCCIDENTE (TRANSFER TO ECT PENDING)
Tlaquepaque, Jalisco
CEO 1 Industrial Bay (three land lots) block 65 of Section in Ind. Zone south of Guadalajara
*CARTONES Y EMPAQUES DEL SUR (TRANSFER TO EEM PENDING)
Tapachula, Chiapas
CES 2 Section of land “Lerida Uno”
*COMPAÑIA INDUSTRIAL DE ATENQUIQUE (TRANSFER TO CPA PENDING)
CIA 1 Buildings “Las Margaritas and Atenquique”	Tuxpan, Jalisco
CIA 2 Country Estate “El Cerro de la Bajada de Atenquique”	Tuxpan, Jal.
CIA 3 Sections of building known as “Tejo”	Tuxpan, Jal.
CIA 4 Three land Sections	Tuxpan, Jal.
CIA 5 Building (lots) on calle Morelos (no number), block 23, 4th zone	Ciudad Guzmán, Jal.
CIA 6 Country Estate “El Aguacero”	Tuxpan, Jal.
CIA 9 Rancho los Reyes, Section I, Av. Circunvalación no. 303, Section Los Reyes	Tlalnepantla, Edo. de Mex.
CIA 10 Rancho los Reyes, Section II, Av. Circunvalación no. 303, Sect. Los Reyes	Tlalnepantla, Edo. de Mex.
CIA 11 Section of country estate “Analcinic” area: 100 m2	Jalisco

1

COMPANY AND DESCRIPTION	LOCATION
CIA 12 Rancho los Reyes, Section II, Av. Circunvalación no. 303	Tlalnepantla, Edo. de Mex.
CIA 14 Lot on calle Morelos no. 561, block 23, 4th zone area: 1,167 m2	Ciudad Guzmán, Jal.
CIA 25 Lot block 23, 4th zone in Prolongación Morelos area: 583.10 m2	Jalisco
COMPAÑIA PAPELERA DE ATENQUIQUE
CIA 22 Section of country estate on calle Matamoros y Féliz Torres Milanes	Ciudad Guzmán, Jal.
CIA 24 Urban property calle Efraín Buenrostro y Pino Section San Pedro	Ciudad Guzmán, Jal.
CIA 26 Section of patio two, “Unión Forestal de Jalisco y Colima”	Tuxpan, Jal.
CIA 27 Building “La Chavanda”	Tuxpan, Jal.
CIA 28 Building “el Zinc or Peña Colorado or Peña Blanca”	Tuxpan, Jal.
*EMPAQUES DE ATENQUIQUE (TRANSFER TO EEM PENDING)
EAT 1 Section of country estate on calle Matamoros y Féliz Torres Milanes	Ciudad Guzmán, Jal.
EAT 2 Land lots nos. 14A and 14B Section Parque Industrial Cartagena [Cartagena Industrial Park]	Tultitlán, Edo. de Mex.
EMPAQUES DE CARTON TITAN
Monterrey, Nuevo León
ECT 0 Three sections of land	Monterrey, N. L.
ECT 1 Two sections of land	Monterrey, N. L.
ECT 4 Two lots of land	Monterrey, N. L
ECT 8 Lot of land on calle General Barragan, before Cuautla	Monterrey, N. L.
ECT 9 Lot of land on calle General Barragan	Monterrey, N. L
ECT 12 Land lots	Apodaca, N. L.
ECT 13 Section formed by “Cerro Olivo,” “Cerro,” “El Olivo Chico,” etc.	Tlalnepantla, Edo. de Mex.
ECT 14 Section of building with name “El Gavillero,” town of Barrientas	Tlalnepantla, Edo. de Mex.
ECT 15 Industrial Unit, km. 7, Matamoros Railway Line	San Nicolas Garza, N.L.
ECT 17 Lot of land no. 2 on relative layout	Monterrey, N. L.

2

COMPANY AND DESCRIPTION	LOCATION
ECT 18 Urban building Poligono 2	Monterrey, N. L.
ECT 20 Plot on calle Canela (now Henry Dunant) no. 143, Colonia del Prado	Monterrey, N. L.
ECT 23 Section of land 10 on Hermosillo-Bahia de Kino Highway	Hermosillo, Sonora
ECT 25 Lots 34, 35, 36, and 37, SEC IV Section “Las Huertas”	San Ignacio, Sinaloa
ECT 26 Portion of Section A, quadrilateral VI, of “Los Juris”	Huatabanampo, Sinaloa
ECT 27 Lot of land no. 11, block 7 of Complejo Industrial Chihuahua	Chihuahua
ECT 28 Lots 85 and 86, calle Lorna Bonita, Colonia Villa Hermosa	Guaymas, Sonora
ENVASES Y EMPAQUES DE MEXICO
EEM 1 Country Estate “El Bañito”	Apasca, Edo. de Mex.
EEM 2 Section of land forming part of building “Plan de Adobes”	Tepatitlán, Jalisco
EEM 3 Country Estate “Plan de Adobes”	Tepatitlán, Jalisco
*MISCELLANEOUS BOTTLERS (TRANSFER TO EEM PENDING)
EEV 1 Section Country Estate “Molinos de la Era,” Carrillo Puerto Agency, Querétaro	Querétaro, Qro.
*FORESTAL BOSQUES DE DURANGO (TRANSFER TO PIM PENDING)
FBD 1 Lot 15, block 13, Potassio	Durango, Dgo.
FBD 2 Lot 7, block 4, Section “B” Estaño	Durango, Dgo.
FBD 3 Lots 14 and 16, block 13, Potassio	Durango, Dgo.
*GRUPO INDUSTRIAL PONDEROSA (TRANSFER TO ICE PENDING)
GIP 1 Country Estates “El Registro,” Lots 1, 55, 31, 33, and 35	Durango, Dgo.
GIP 2 Land at common land Montemorelos	Montemorelos, Dgo.
INDUSTRIAS CENTAURO

3

COMPANY AND DESCRIPTION	LOCATION
ICE 1 Lots 8, 9 and 10, Section “A,” block 5, Av. Selenio	Durango, Dgo.
*PANELES PONDEROSA (TRANSFER TO PIM PENDING)
PPO 1 Section 2a, 3a, 4a and 5a, Common Land la Concordia, block 125, 126, 125A and 126.	Chihuahua
PPO 2 Section 1a, Common Land la Concordia.	Chihuahua
PPO 4 Parcel no. 26, zone 1, polygon 2/3 is the inhabited Common Land Robinson.	Chihuahua
*PAPELERA HEDA (TRANSFER PENDING TO CPA)
PHE 1 Section II, building “La Era” and construction at km. 23, Mexico-Texcoco Highway	Texcoco, Mex.
PHE 2 Land “Estoquiahua,” Pueblo Magdalena, Atlicpac	Texcoco, Mex.
PHE 3 Land “Estoquiahua,” Pueblo Magdalena, Atlicpac	Texcoco, Mex.
PHE 4 Land “Techachaltitla,” Pueblo Magdalena, Atlicpac	Texcoco, Mex.
PHE 5 Land “San Dieguito,” Magdalena, Atlicpac	Texcoco, Mex.
PHE 6 Country Estate “La Era,” in Magdalena, Atlicpac	Texcoco, Mex.
PHE 7 Country Estate “La Era,” in Magdalena, Atlicpac	Texcoco, Mex.
PHE 8 Land “Atlicpac,” Pueblo Magdalena, Atlicpac	Texcoco, Mex.
*PAPELES TITAN (TRANSFER TO ECT PENDING)
ECT 22 Country Estates “La Fábrica,” “La Cuchara” and “El Jaguey”	Tlaquepaque, Jalisco
*PLYWOOD PONDEROSA DE MEXICO (TRANSFER TO PIM PENDING)
PPM 1 Part of common land of Anahuac, Colonia Anahuac	Benito Juárez, Chihuahua
PPM 2 Two sections of land, Centro Agro-Industrial, Colonia Anahuac	Cuauhtémoc, Chihuahua
PONDEROSA INDUSTRIAL DE MEXICO
PIM 1 Lots 2, 3 and 4, block 13, Av. Antimonio	Durango, Dgo.
PIM 2 Lots 17, 18 and 19, block 13, Av. Antimonio and Potasio	Durango, Dgo.

4

COMPANY AND DESCRIPTION	LOCATION
PIM 2 Lots 5, block 13, Av. Antimonio and Potasio	Durango, Dgo.
*TUBOMEX (TRANSFER TO PHE AND THEN TO CPA PENDING)
PHE 9 Section III, building “La Era” and construction at km. 23, Mex-Texcoco Highway	Texcoco, Mex.
* Transfer pending Plants
B. OTHER ASSETS TO BE MORTGAGED
1. B Machinery and equipment located at “Plants” described above
2. B Machinery and equipment located in the following leased buildings:
Cía. Papelera de Atenquique, S.A. de C.V.
CIA L1 Guadalajara — S.S.
Industrias Centauro, S.A. de C.V.	Iguala 150 Tlaquepaque, Jal.
ICE L1 Monterrey
Empaques de cartón Titán, S.A. de C.V.	Miguel Barragan 502 Bridge Monterrey, N.L.
ECT L1 Guadalajara	Naranjo 1140 Col. Del Fresno, Guadalajara, Jal.
ECT L2 Culiacan	Km. 1.5 Cucliacán-El Dorado Highway, Culiacan, Sin.
ECT L3 México	Alfredo Novel 31, 33 and 35, Tlanepantla Mexico
ECT L4 México, Section 2	Alfredo Novel, Lot 17, Block 1, Tlanepantla Mexico
ECT L5 Mexicali	Km. 5.5 Blvd. Adolfo Loéz Mateos, Mexicali B.C.
ECT L6 Aguascalientes	Prof. Tepezales 336, Aguascalientes, Ags.
Envases y Empaques de México, S.A. de C.V.
EEM L1 Juárez ATQ
EEM L2 Tula	Presidente Juárez, 303, Tlanepantla, Mexico
Cartonpack, S.A. de C.V.	Km. 1.5 Tula de Allende, Hidalgo
CRP L1 Apodaca	Apodaca, N. L. constr. Area 55,556 m2
CRP L2 Plan K	Av. López Mateos 1006 and 1010 Norte and Calle del Gas. SNG, NL
CRP L3 Plan K, Section 2	López Mateos 1010 Norte and Calle del Gas. SNG, NL

5

EXHIBIT 1-C
to Plan of Reorganization

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

Agency:	TAX SERVICE ADMINISTRATION GENERAL ADMINISTRATION OF MAJOR TAXPAYERS LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN SUB-ADMINISTRATION OF COLLECTIONS

Document to Notify:	Ruling number 330-SAT-05-1-b-1523

SUMMONS

THE LEGAL REPRESENTATIVE OF: CORPORACIÓN DURANGO, S.A. DE C.V.

IN THE CITY OF DURANGO, DURANGO, AT 12:00 P.M. ON 05 OF THE MONTH OF AUGUST, 2004, I, THE UNDERSIGNED PROCESS SERVER AND EXECUTOR, JOSÉ LUIS BARAJAS F., ESQ., ATTACHED TO THE LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN, OF THE TAX SERVICE ADMINISTRATION, BASED ON ARTICLES 134, PARAGRAPH 1, AND 136 OF THE TAX CODE OF THE FEDERATION, I ARRIVED IN AN OFFICIAL, LEGAL CAPACITY TO THE DOMICILE LOCATED AT POTASIO No. 150, CIUDAD INDUSTRIAL, DURANGO, DURANGO, P.C. 34205 IN THIS CITY, IN ORDER TO PROCEED WITH THE NOTICE OF OFFICIAL LETTER NUMBER 330-SAT-05-1-b-1523 DATED AUGUST 04, 2004, ISSUED BY THE LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN, AND ONCE THE PRESENCE OF THE TAXPAYER OR HIS LEGAL REPRESENTATIVE WAS REQUESTED, SINCE THE SAME DID NOT APPEAR, I PROCEEDED TO LEAVE THESE SUMMONS IN THE POSSESSION OF FRANCISCO MANUEL SERVIN PEZA, WHO STATED TO HAVE THE CAPACITY OF ACCOUNTANT, SUBSTANTIATING IT WITH: DID NOT SUBSTANTIATE IT, NUMBER    , ISSUED BY    , WHO IDENTIFIED HIMSELF BY VOTING CARD NUMBER 03298461, ISSUED BY I.F.E., DOCUMENT IN WHICH APPEAR HIS PHOTOGRAPH AND SIGNATURE, WHEREFORE BASED ON ARTICLE 137, FIRST PARAGRAPH OF THE TAX CODE OF THE FEDERATION IN EFFECT, I HAND HIM THE PRESENT SUMMONS, IN ORDER FOR HIM TO MAKE IT KNOWN TO THE ADDRESSEE, IN ORDER THAT HE BE PRESENT IN HIS AFOREMENTIONED DOMICILE AT 10:00 A.M. ON THE 06 DAY OF THE MONTH OF AUGUST OF THE YEAR 2004, WITH THE PURPOSE OF CARRYING OUT THE PROCEEDINGS ENTRUSTED TO ME, WARNING HIM THAT IF NOT PRESENT, IT SHALL BE PROCEEDED TO CARRY OUT THE SAME WITH THE PERSON THAT MAY BE FOUND IN THE DOMICILE AT THE TIME AND DATE INDICATED, PURSUANT TO THE PROVISIONS OF ARTICLE 137 OF THE CITED LEGAL ORDINANCE.

THE PROCESS SERVER-VERIFIER- EXECUTOR /signed/ [illegible] NAME AND SIGNATURE	PERSON WHO RECEIVES THE SUMMONS FOR THE ADDRESSEE /signed/ [illegible] NAME AND SIGNATURE

[Text truncated]

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

[Heading truncated by English-Spanish Transmission Slip.]

Notification Proceedings
Taxpayer Identification Data

Name, Trade Name: CORPORACIÓN DURANGO, S.A. DE C.V.
Domicile: POTASIO No. 150, CIUDAD INDUSTRIAL, DURANGO, DURANGO, P.C. 34208
Locality and Federal Entity: DURANGO, DURANGO

Data of the Document

Document Number: 330-SAT-05-1-b-1523	Official Date: August 04, 2004

Item: INSTALLMENT PAYMENTS — ITS PETITION IS RULED IN THE TERMS INDICATED.

Based on Articles 1, 2, 4, 7, sections I, VII, XII and XVIII, 8, sections II and Third Interim of the effective Tax Service Administration Law; Article 19, first paragraph, section II, with regard to sections XVIA and XXIII of Portion A of Article 17 and last paragraph of Article 19, first and second Interim Articles, second paragraph of the Interior Regulations in effect of the Tax Service Administration; First Article, second paragraph, sub-paragraph 4, of the Agreement whereby is indicated the name, registered office and territorial circuits of the administrative units of the Tax Service Administration, published in the Official Daily of the Federation on May 27, 2002.

Notification Certificate

In DURANGO, DURANGO, at 10:00 AM on the 06 day of August, 2004, in compliance with the orders of and based on Articles 134, section I and 136 of the Tax Code of the Federation,; on this date the documented referenced above is Notified to Francisco Manuel Servin Peza, who received it in his capacity as Accountant, which he did not substantiate, and he identified himself by [illegible], and, pursuant to Article 135 of the Code cited, he was handed a copy of Official Letter number 330-SAT-05-1-b-1523 dated August 04, 2004, as well as of the present Certificate.
For the effects of Article 137 of the Code cited, it is certified that a Summons did take place.

THE PROCESS SERVER-VERIFIER- EXECUTOR /signed/ [illegible] JOSÉ LUIS BARAJAS F., ESQ. NAME AND SIGNATURE	PERSON WHO RECEIVES THE SUMMONS FOR THE ADDRESSEE /signed/ [illegible] P.A. FRANCISCO MANUEL [trunc.] NAME AND SIGNATURE

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

Agency:	TAX SERVICE ADMINISTRATION GENERAL ADMINISTRATION OF MAJOR TAXPAYERS LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN SUB-ADMINISTRATION OF COLLECTIONS

Number: R.F.C.:	330-SAT-05-1-b-1529 CDU820122JFA

Subject:	INSTALLMENT PAYMENTS — ITS PETITION IS RULED IN THE TERMS INDICATED.

Torreón, Coahuila, August 04, 2004.

[rubber stamp, illegible]

CORPORACIÓN DURANGO, S.A. DE C.V.
POTASIO 150
CD. INDUSTRIAL
DURANGO, DGO.
P.C. 34206

With regard to your request for an authorization to pay your debts in the installments contained in Format 45, received at this Local Administration of Major Taxpayers under Folio number 4917 dated July 12, 2004, and with reference to the electronic declarations and banking receipts submitted before BANCOMER BBVA on July 09, 2004, by means of which it opted to pay in 24 (twenty-four) installments the contribution in its charge by [illegible] declared in the total amount of $ 21,707,986.00 (these are: twenty-one million seven hundred seven thousand nine hundred eighty-six pesos 00/100 domestic currency) for the Income Tax, withholding for payments abroad, updating and surcharges, for the months of July and August, 2003.

This Local Administration of Major Taxpayers of Torreón, based on Articles 1, 3 and 7 section XVIII and 8, section III of the Law on the Tax Service Administration in effect, and Third Interim of the Decree amending, adding to and repealing certain provisions contained in the Law on the Tax Service Administration, published in the Official Daily of the Federation on June 12, 2003, and in use of the powers vested in it by numbers 1, 2, first and next to the last paragraph, 8 section III, 11 section XX and last paragraph, 17 Part A, sections XVI, XVII and XX and Part B, section XII and 19 first paragraph section I, II and last paragraph and Article 39 of the Internal Regulations of the Tax Service Administration in effect; as well as Article one, second paragraph number 4 of the Agreement by which the Name, Registered Office and Territorial Circuit of the Administrative Units of the Tax Service Administration are indicated, published in the Official Daily of the Federation on May 27, 2002, and pursuant to Articles 18 and 55 of the Tax Code of the Federation in effect and 59 of its Regulations, as well as Interim Provisions of the Tax Code of the Federation number 2, section XIV of the Decree Decree amending, adding to and repealing certain provisions contained in the Law on the Tax Service Administration, published in the Official Daily of the Federation on January 5, 2004, IT IS HEREBY RULED:

SOLE ITEM: It is hereby communicated to you that your request described in the foregoing has been authorized for up to 24 (twenty-four) successive monthly installments, as of the date the request was submitted, based on your authorization request to pay in installments contained in Format 44, marked in Folio number 4917, and collated with the electronic declarations and banking receipts for the payment of Federal taxes, submitted to BANCOMER BBVA on the 09 day of July, 2004, for the months of July and August, 2003, in the following way:

ITEM	PERIOD/FY	BANK	DATE PAID	AMOUNT
Income Tax	July & August,	BANCOMER	July 12, 2004	$18,427,146.00
withholding for	2003	BBVA
payments abroad.
Surcharge	July & August,	BANCOMER	July 12, 2004	$708,059.00
	2003	BBVA
Update	July & August,	BANCOMER	July 12, 2004	$2,572,781
	2003	BBVA
TOTAL SUM, HISTORICAL AMOUNT				$21,707,986.00
LESS AMOUNT OF FIRST INSTALLMENT				$4,341,597.00
AMOUNT PAYABLE (FIRST INSTALLMENT DISCOUNTED)				$17,366,389.00
THESE ARE: Seventeen million three hundred sixty-six thousand three hundred eighty-nine pesos 00/100 D.C.

Consequently, you must come to this Administration for Form FMP-1 pursuant to Article 66, section I, ninth paragraph of the Tax Code of the Federation in effect, with regard to Rule 2.12.2 of the Miscellaneous Tax Ruling published in the Official Daily of the Federation on the 30 day of April, 2004, effective for the year 2004, which provides in its pertinent parts “To carry out the second and later payments on installments, official form FMP-1 shall be utilized... No payments shall be accepted made in different formats to official form FMP-1.” In addition, you must [illegible] in the pertinent Credit Institution, the debt amount in your charge, plus the legal accessories thereof.

SINCERELY,
EFFECTIVE SUFFRAGE, NO RE-ELECTION
THE LOCAL ADMINISTRATOR OF MAJOR
TAXPAYERS OF TORREÓN

/signed/ [illegible]
P.A. ROQUE RENATO DE LEÓN OLIVARES

/initials/ [illegible]
GMA*JACG*JLM

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

Agency:	TAX SERVICE ADMINISTRATION GENERAL ADMINISTRATION OF MAJOR TAXPAYERS LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN SUB-ADMINISTRATION OF COLLECTIONS

Document to Notify:	Ruling number 330-SAT-05-1-b-1523

SUMMONS

THE LEGAL REPRESENTATIVE OF: CORPORACIÓN DURANGO, S.A. DE C.V.

IN THE CITY OF DURANGO, DURANGO, AT 12:00 P.M. ON 05 OF THE MONTH OF AUGUST, 2004, I, THE UNDERSIGNED PROCESS SERVER AND EXECUTOR, JOSÉ LUIS BARAJAS F., ESQ., ATTACHED TO THE LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN, OF THE TAX SERVICE ADMINISTRATION, BASED ON ARTICLES 134, PARAGRAPH 1, AND 136 OF THE TAX CODE OF THE FEDERATION, I ARRIVED IN AN OFFICIAL, LEGAL CAPACITY TO THE DOMICILE LOCATED AT POTASIO No. 150, CIUDAD INDUSTRIAL, DURANGO, DURANGO, P.C. 34205 IN THIS CITY, IN ORDER TO PROCEED WITH THE NOTICE OF OFFICIAL LETTER NUMBER 330-SAT-05-1-b-1523 DATED AUGUST 04, 2004, ISSUED BY THE LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN, AND ONCE THE PRESENCE OF THE TAXPAYER OR HIS LEGAL REPRESENTATIVE WAS REQUESTED, SINCE THE SAME DID NOT APPEAR, I PROCEEDED TO LEAVE THESE SUMMONS IN THE POSSESSION OF FRANCISCO MANUEL SERVIN PEZA, WHO STATED TO HAVE THE CAPACITY OF ACCOUNTANT, SUBSTANTIATING IT WITH: DID NOT SUBSTANTIATE IT, NUMBER    , ISSUED BY    , WHO IDENTIFIED HIMSELF BY VOTING CARD NUMBER 03298461, ISSUED BY I.F.E., DOCUMENT IN WHICH APPEAR HIS PHOTOGRAPH AND SIGNATURE, WHEREFORE BASED ON ARTICLE 137, FIRST PARAGRAPH OF THE TAX CODE OF THE FEDERATION IN EFFECT, I HAND HIM THE PRESENT SUMMONS, IN ORDER FOR HIM TO MAKE IT KNOWN TO THE ADDRESSEE, IN ORDER THAT HE BE PRESENT IN HIS AFOREMENTIONED DOMICILE AT 10:00 A.M. ON THE 06 DAY OF THE MONTH OF AUGUST OF THE YEAR 2004, WITH THE PURPOSE OF CARRYING OUT THE PROCEEDINGS ENTRUSTED TO ME, WARNING HIM THAT IF NOT PRESENT, IT SHALL BE PROCEEDED TO CARRY OUT THE SAME WITH THE PERSON THAT MAY BE FOUND IN THE DOMICILE AT THE TIME AND DATE INDICATED, PURSUANT TO THE PROVISIONS OF ARTICLE 137 OF THE CITED LEGAL ORDINANCE.

THE PROCESS SERVER-VERIFIER- EXECUTOR /signed/ [illegible] NAME AND SIGNATURE	PERSON WHO RECEIVES THE SUMMONS FOR THE ADDRESSEE /signed/ [illegible] NAME AND SIGNATURE

[Text truncated]

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

Agency:	TAX SERVICE ADMINISTRATION GENERAL ADMINISTRATION OF MAJOR TAXPAYERS LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN SUB-ADMINISTRATION OF COLLECTIONS

A.L.R. 57

Notification Proceedings
Taxpayer or Debtor Identification Data

R.F.C.: CDU820122JFA

Name, Trade Name: CORPORACIÓN DURANGO, S.A. DE C.V.

Domicile: POTASIO No. 150, CIUDAD INDUSTRIAL, DURANGO, DURANGO, P.C. 34208

Locality and Federal Entity: DURANGO, DURANGO

Data of the Document

Document Number: 330-SAT-05-1-b-1523	Official Date: August 04, 2004

Item: INSTALLMENT PAYMENTS – ITS PETITION IS RULED IN THE TERMS INDICATED.

THE DOCUMENTS THE DATA OF WHICH ARE SET FORTH ABOVE ARE BASED ON ARTICLES 1, 2, 4, 7, SECTIONS I, VII, XII AND XVIII, 8, SECTIONS II AND THIRD INTERIM OF THE EFFECTIVE TAX SERVICE ADMINISTRATION LAW; ARTICLE 19, FIRST PARAGRAPH, SECTION II, WITH REGARD TO SECTIONS XVIA AND XXIII OF PORTION A OF ARTICLE 17 AND LAST PARAGRAPH OF ARTICLE 19, FIRST AND SECOND INTERIM ARTICLES, SECOND PARAGRAPH OF THE INTERIOR REGULATIONS IN EFFECT OF THE TAX SERVICE ADMINISTRATION; FIRST ARTICLE, SECOND PARAGRAPH, SUB-PARAGRAPH 4, OF THE AGREEMENT WHEREBY IS INDICATED THE NAME, REGISTERED OFFICE AND TERRITORIAL CIRCUITS OF THE ADMINISTRATIVE UNITS OF THE TAX SERVICE ADMINISTRATION, PUBLISHED IN THE OFFICIAL DAILY OF THE FEDERATION ON MAY 27, 2002.

Notification Certificate

IN DURANGO, DURANGO, AT 10:30 AM ON THE 06 DAY OF AUGUST, 2004, IN COMPLIANCE WITH THE ORDERS OF AND BASED ON ARTICLES 134, SECTION I AND 136 OF THE TAX CODE OF THE FEDERATION,; ON THIS DATE THE DOCUMENTED REFERENCED ABOVE IS NOTIFIED TO FRANCISCO MANUEL SERVIN PEZA, WHO RECEIVED IT IN HIS CAPACITY AS ACCOUNTANT, WHICH HE DID NOT SUBSTANTIATE, AND HE IDENTIFIED HIMSELF BY HIS VOTING CARD NUMBER

03278461, AND, PURSUANT TO ARTICLE 135 OF THE CODE CITED, HE WAS HANDED A COPY OF OFFICIAL LETTER NUMBER 330-SAT-05-1-B-1523 DATED AUGUST 04, 2004, AS WELL AS OF THE PRESENT CERTIFICATE.
FOR THE EFFECTS OF ARTICLE 137 OF THE CODE CITED, IT IS CERTIFIED THAT A SUMMONS DID TAKE PLACE.

THE PROCESS SERVER-VERIFIER- EXECUTOR /signed/ [illegible] JOSÉ LUIS BARAJAS F., ESQ. NAME AND SIGNATURE	PERSON WHO RECEIVES THE SUMMONS FOR THE ADDRESSEE /signed/ [illegible] P.A. FRANCISCO MANUEL [trunc.] NAME AND SIGNATURE

[See original for letterhead details]

[Great Seal of Mexico]
SECRETARIAT OF FINANCES
AND PUBLIC CREDIT

Agency:	TAX SERVICE ADMINISTRATION GENERAL ADMINISTRATION OF MAJOR TAXPAYERS LOCAL ADMINISTRATION OF MAJOR TAXPAYERS OF TORREÓN SUB-ADMINISTRATION OF COLLECTIONS

Number:	330-SAT-05-1-b-1529
R.F.C.:	CDU820122JFA

Subject:	INSTALLMENT PAYMENTS – ITS PETITION IS RULED IN THE TERMS INDICATED.

Torreón, Coahuila, August 02, 2004.

[rubber stamp, illegible]

CORPORACIÓN DURANGO, S.A. DE C.V.
POTASIO 150
CD. INDUSTRIAL
DURANGO, DGO.
P.C. 34206

With regard to your request for an authorization to pay your debts in the installments contained in Format 44, received at this Local Administration of Major Taxpayers under Folio number 4916 dated July 12, 2004, and with reference to the electronic declarations and banking receipts submitted before BANCOMER BBVA on July 08, 2004, by means of which it opted to pay in 24 (twenty-four) installments the contribution in its charge declared by you in the total amount of $ 25,612,108.00 (these are: twenty-five million six hundred twelve thousand one hundred eight pesos 00/100 domestic currency) for the Income Tax, withholding for payments abroad, updating and surcharges, for the months of January and February, 2003.

This Local Administration of Major Taxpayers of Torreón, based on Articles 1, 3 and 7 section XVIII and 8, section III of the Law on the Tax Service Administration in effect, and Third Interim of the Decree amending, adding to and repealing certain provisions contained in the Law on the Tax Service Administration, published in the Official Daily of the Federation on June 12, 2003, and in use of the powers vested in it by numbers 1, 2, first and next to the last paragraph, 8 section III, 11 section XX and last paragraph, 17 Part A, sections XVI, XVII and XX and Part B, section XII and 19 first paragraph section I, II and last paragraph and Article 39 of the Internal Regulations of the Tax Service Administration in effect; as well as Article one, second paragraph number 4 of the Agreement by which the Name, Registered Office and Territorial Circuit of the Administrative Units of the Tax Service Administration are indicated, published in the Official Daily of the Federation on May 27, 2002, and pursuant to Articles 18 and 66 of the Tax Code of the Federation in effect and 59 of its Regulations, as well as Interim Provisions of the Tax Code of the Federation number 2, section XIV of the Decree Decree amending, adding to and repealing certain provisions contained in the Law on the Tax Service Administration, published in the Official Daily of the Federation on January 5, 2004, IT IS HEREBY RULED:

SOLE ITEM: It is hereby communicated to you that your request described in the foregoing has been authorized for up to 24 (twenty-four) successive monthly installments, as of the date the request was submitted, based on your authorization request to pay in installments contained in Format 44, marked in Folio number 4916, and collated with the electronic declarations and banking receipts for the payment of Federal taxes, submitted to BANCOMER BBVA on the 08 day of July, 2004, for the months of January and February, 2003, in the following way:

[rubber stamp, illegible]

ITEM	PERIOD/FY	BANK	DATE PAID	AMOUNT
Income Tax withholding for payments abroad.	January & February, 2003	BANCOMER BBVA	July 08, 2004	$19,512,650.00
Surcharge	January & February, 2003	BANCOMER BBVA	July 08, 2004	$5,145,454.00
Update	January & February, 2003	BANCOMER BBVA	July 08, 2004	$954,004.00
TOTAL SUM, HISTORICAL AMOUNT				$25,612,108.00
LESS AMOUNT OF FIRST INSTALLMENT				$5,122,422.00
AMOUNT PAYABLE (FIRST INSTALLMENT DISCOUNTED)				$22,489,686.00

     THESE ARE: Twenty-two million four hundred forty-one thousand seven hundred ninety-three pesos 00/100 D.C.

Consequently, you must come to this Administration for Form FMP-1 pursuant to Article 66, section I, ninth paragraph of the Tax Code of the Federation in effect, with regard to Rule 2.12.2 of the Miscellaneous Tax Ruling published in the Official Daily of the Federation on the 30 day of April, 2004, effective for the year 2004, which provides in its pertinent parts “To carry out the second and later payments on installments, official form FMP-1 shall be utilized... No payments shall be accepted made in different formats to official form FMP-1.” In addition, you must [illegible] in the pertinent Credit Institution, the debt amount in your charge, plus the legal accessories thereof.

SINCERELY,
EFFECTIVE SUFFRAGE, NO RE-ELECTION
THE LOCAL ADMINISTRATOR OF MAJOR
TAXPAYERS OF TORREÓN

/signed/ [illegible]
P.A. ROQUE RENATO DE LEÓN OLIVARES

/initials/ [illegible]
GMA*JACG*JLM

Appendix 1
to Plan of Reorganization

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161

Agreement Proposal

C. Creditor

In compliance with the Commercial Insolvency Act, I place before you and for the period of 10 days, the agreement proposal that I feel counts with the favorable opinion of the Merchant and the majority of the recognized creditors.

Court: FIRST OF THE DURANGO DISTRICT

Merchant: CORPORACIÓN DURANGO, S. A DE C. V

Actors

Commercial bankruptcy Exp. No: 3/2004

Merchants details	Council details
Procedural name and Address:	Name and Address to sign the agreement proposal
CORPORACIÓN DURANGO, S. A DE C. V	REBECA CASTAÑOS CASTAÑOS
POTASIO 150 — Col. CIUDAD INDUSTRIAL DURANGO,	CANOAS 238-B Col. CENTRO Del. DURANGO
DURANGO C.P. 34208, México	DURANGO C.P. 34000, México

Loans against the mass (Recognized passive) of the Merchant

Section	Description	Legal base*	Amount	Vote
1	Labor (art. 123 Constitutional Frac. XXIII section "A")	Art 224 Frac. I
2	For mass administration	Art 224 Frac. II
3	Normal expenses for the mass goods	Art 224 Frac. III
4	Diligence in favor of the mass	Art 224 Frac. IV
5	Fees and expenses of the specialists:	Art 224 Frac. V	449,908.10
6	Burial costs	Art 218 Frac. I
7	Sickness costs	Art 218 Frac. II
8	Creditors with mortgage guarantee	Art 219 Frac. I
9	Creditors with (prendaria) guarantee	Art 219 Frac. II
10	Fiscal with real guarantee	Art 221
11	Fiscal without guarantee	Art 221	10’696,665.05
12	Other labor obligations	Art 221
13	Creditors with special privilege	Art 220
14	Common creditors	Art 222	4,807,359,778.42	99.77%
		Total in UDIs	4,818,506,351.57
Sum of the creditor loans in the four sections identified with 8, 9, 13 and 14.		Art 157 and 159	4,807,359,778.42	100%
To be efficient, this agreement must be subscribed by recognized creditors in a minimum recognized amount of:		Art 157	2,408,487,248.99	50.1%

Reserves for payment of differences and fiscal loans.

Section	Description	Legal base*	Reserve Amount
15	Differences of pending rebuttals	Art 153	0.00
16	Fiscal obligations to be determined	Art 153	0.00
		Total in UDIs	0.00

Loans susceptible to labor agreements or fiscal waiver/authorization

Section	Description	Legal base*	Amount
17	Labor loan	Art 152	0.00
18	Fiscal loan	Art 152	0.00
		Total in UDIs	0.00

Creditors proposal

Section	Creditor type:	Section	Creditor type:
19	Creditors with mortgage guarantee	24	Strategy
20	Creditors with (prendaria) guarantee	25	Clauses
21	Creditors with special privilege
22	Common creditors
23	Other creditors subscribed under the agreement.	Total amount of pages in report 27

Signature of the Creditor

Place and date (With number and letters)

Day            Month            Year

DURANGO, DGO.; TWENTY-THIRD OF DECEMBER TWO THOUSAND AND FOUR

Council signature

* Articles and fractions of the Commercial Insolvency Act

FEDERAL JUDICIAL POWER	IFECOM	Form LC-7/161

Proposal Agreement Summary

C. Creditor

In accordance with the indications of the Commercial Insolvency Act, I place before you and for the duration of 10 days, the summary of the agreement proposal which I consider counts with the favorable opinion of the Merchant and the majority of the recognized creditors.

Court: PRIMERO DE DISTRITO EN EL ESTADO DE DURANGO

Merchant: CORPORACIÓN DURANGO, S.A DE C.V

Actor:

Commercial Bankruptcy Exp. No. 3/2004

Merchant details	Council details
Procedural Name and Address:	Name and address to sign the agreement proposal
CORPORACIÓN DURANGO, S.A DE C.V	REBECA CASTAÑOS CASTAÑOS
POTASIO 150 Col. CIUDAD INDUSTRIAL Del. DURANGO	CANOAS 238-B Col. ZONA CENTRO Del. DURANGO
DURANGO C.P 34208, México	DURANGO C.P. 34000, México

Description	Legal Base	Amount in UDIs	Total in UDIs	Vote
Claims against the mass (recognized passive)			4,818,506,351.57
of the Merchant
Labor (Art 123Const. fr XXIII Apdo A)	Art 224 fr. I
For mass administration	Art 224 fr. II
Normal expenses for the mass goods	Art 224 fr. III
Diligence in favor of the mass	Art 224 fr. IV
Fees and expenses of the specialists	Art 224 fr. V	449,908.10
Burial costs	Art 218 fr. I
Sickness costs	Art 218 fr. II
Creditors with mortgage guarantee	Art 219 fr. I
Creditors with (prendaria) guarantee	Art 219 fr. II
Fiscal with real guarantee	Art 221
Fiscal without guarantee	Art 221	10,696,665.05
Other labor obligations	Art 221
Creditors with special privilege	Art 220
Common creditors	Art 222	4,807,359,778.42		99.77%
Reserves for payment of differences			0.00
and fiscal claims.
Differences of pending rebuttals	Art 153
Fiscal obligation to determine	Art 153	0.00
Claims susceptible to labor agreements or
waiver/authorization
Labor claims	Art 152	0.00	0.00
Fiscal claims	Art 152	0.00
		General Total in UDIs	4,818,506,351.57
To be efficient, this agreement must be endorsed by recognized creditors with a minimum recognized amount of:			2,408,487,248.99	50.1%

Proposal to the Creditors

For common creditors:

Part A, B, C 85% of the principal. Part A and B 15% remaining and incurred interests via capitalization of 16.997% of CODUSA fixed capital shares. Part D 85% of the absolute balance on 06/30/2013. Fiscal claim according to authorized payments.

For mortgage creditors:

For creditors with (prendaria) guarantee

For creditors with special privileges

For other creditors subscribed to the agreement

Signature of the Creditor

Place and date (with numbers and letters)

Day            Month            Year

DURANGO, DGO.; TWENTY-THIRD OF DECEMBER TWO THOUSAND AND FOUR

Councils signature

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 section 5

Relation of recognized loans against the mass: Fees and expenses of the commercial insolvency specialists, visitor, and council

		(Article 224-V)

No:	Name of the specialist and	Concept and data of the	Method of payment	Amount of
	his/her specialty	approval		fee or expense
1	REBECA CASTAÑOS CASTAÑOS	Fixed amount agreed with the Merchant in accordance with Rule 49 fraction IV of the Character Rules of	One single payment on the date in publication of the approval sentence of the agreement	335,612.48
	COUNCIL	the General Act OF
	REBECA CASTAÑOS CASTAÑOS	Visitor fees	One single payment on the date
2		in agreement with the sentence speaker of the date 10/11/2004	of the publication of the approval sentence in agreement	114,295.62
	VISITOR
		LOAN TOTALS		449,908.10

			REBECA CASTAÑOS CASTAÑOS
			Councils name and signature

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 section 11

Relation of recognized loans against the mass:
Fiscal without guarantee

(Article 221)

No:	Creditor name	Method of payment	Details of the	Amount of the loan
			resolution
1	MINISTRY OF FINANCE AND PUBLIC LOAN	In agreement with the authorizations of payment in parts according to record No 330-SAT- 05-1-B-1529 and 330-SAT-05- 1-B-1523	Collect in second place with the products assets that constitute a common guarantee, in pro rata through the fiscal loans lacking in real guarantees, under the terms of Article 220 General of the Act of Commercial Insolvency	10,696,665.05
		LOAN TOTALS		10,696,665.05

			REBECA CASTAÑOS CASTAÑOS
			Name and signature of

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 section 14 Page: 1

Relation of recognized claims against the mass:
Common creditors

(Article 222)

			Details of the
No:	Creditor name	Method of payment	resolution	Amount of the claim
1	2006 BOND HOLDERS, WHOSE COMMON REPRESENTATIVE IS WELLS FARGO BANK, N.A WITH GLOBAL THE ORDER OF CEDE & CO.	85% of the Principal on 12/31/2012, documented with a New Bond acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of dates after covering all the other claims.	849,912,137.10

2	2008 BOND HOLDERS, WHOSE COMMON REPRESENTATIVE IS WELLS FARGO BANK, N.A WITH GLOBAL MARK AT THE ORDER OF CEDE & CO.	85% of the Principal 12/31/2012, documented with a New Bond acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect prorate with the others of the same grade without distinction of the dates after covering all the other claims.	44,133,979.27

3	2009 BOND HOLDERS, WHOSE COMMON REPRESENTATIVE IS WELLS FARGO BANK, N.A WITH GLOBAL MARK AT THE ORDER OF CEDE & CO.	85% of the Principal 12/31/2012, documented with a New Bond acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect prorate with the others of the same grade without distinction of the dates after covering all the other claims.	465,053,020.32

4	ADMINISTRATIVE CORPORATION OF DURANGO, S.A DE C.V (FORMERLY FITCH, INC.)	85% of the Principal that will be documented with I.O.U.s, earning annual interest whose total payment will be made in conjunction with the principal on 06/30/2013	Grade: common Priority: Collect prorate with the others of the same grade without distinction of the dates after covering all the other claims.	99,601.62

5	ADMINISTRATIVE CORPORATION OF DURANGO, S.A DE C.V (FORMERLY MOODY’S INVESTOR SERVICE, INC.)	85% of the Principal that will be documented with I.O.U.s, earning annual interest whose total payment will be made in conjunction with the principal of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	66,401.08

6	ADMINISTRATIVE CORPORATION OF DURANGO, S.A DE C.V (FORMERLY FREDERICKS MICHAEL & CO.)	85% of the Principal that will be documented with I.O.U..s, earnings annual interest whose total payment will be made in conjunction with the principal of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	192,078.40

7	DEUTSCHE BANK AG — NEW YORK BRANCH	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarters. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	3,847,768.65

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 2

Relation of recognized claims against the mass:
Common creditors

(Article 222)

			Details of the
No:	Creditor name	Method of payment	resolution	Amount of the claim
8	JPMORGAN CHASE MANHATTAN BANK (EUROBONDS)	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	16,600,269.42

9	BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C INSTITUCION DE BANCA DE DESARROLLO	Only in case that the debtor subsidiaries do not comply with the agreement of restructure taken place with BANCOMEXT, paying 85% of the Principal principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	187,207,531.55

10	BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C INSTITUCION DE BANCA DE DESARROLLO	Only in case that the debtor subsidiaries do not comply with the agreement of restructure taken place with BANCOMEXT, paying the 85% of the Principal principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	28,507,547.22

11	GRUPO PIPSAMEX, S.A DE C.V	85% of the Principal that will be documented with I.O.U.s, earning annual interest whose total payment will be made in conjunction with the principal of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	27,667,798.96

12	GRAMERCY EMERGING MARKETS FUND	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	222,423,944.39

13	TAMARACK INTERNATIONAL LTD	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	107,128,240.63

14	QUADRANGLE DEBT OPPORTUNITIES FUND MASTER LTD	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	16,992,300.52

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 3

Relation of recognized claims against the mass:
Common creditors

(Article 222)

			Details of the
No:	Creditor name	Method of payment	resolution	Amount of the claim
15	QDRF MASTER LTD	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	174,666,657.15

16	QDRF, QUAD, QUADRANGLE, BF, ATLANTIC, BEYAZIT, BUYUK, DRALLI GRNPARK, HYDRA, KADESI, KAPALLI, KPASA, LABAITE, LEMAN, LFENET, LMC, LPETE, MAGNUS, PALLMALL, SSGDP, HFR, LMC, UVIADO, GRAMERCY (FORMERLY MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD)	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	67,700,828.31

17	QDRF, QUADRANGLE DEBT RECOV., QUADRANGLE DEBT OPPORTUNITIES, HFREM SELECT, BEYAZIT, BUYUK, DRALLI, GRAMERCY, GRNPARK (FORMERLY MARATHON MASTER FUND, LTD)	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	87,521,270.78

18	MERCED PARTNERS LIMITED PARTNERSHIP	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	81,470,730.12

19	20003 BOND HOLDERS, COMMON REPRESENTATIVE WELLS FARGO BANK, N.A WITH GLOBAL AT THE ORDER OF CEDE & CO	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	77,586,649.61

20	BANK OF AMERICA MEXICO, N.A	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarters 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	7,525,965.71

21	BANC OF AMERICA SECURITIES LIMITED	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarters 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	7,333,161.21

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 4

Relation of recognized claims against the mass:
Common creditors

(Article 222)

			Details of the
No:	Creditor name	Method of payment	resolution	Amount of the claim
22	LONGACRE CAPITAL PARTNERS (QP) L.P.	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	1,880,829.55

23	COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A DE C.V	85% of the Principal that will be documented with I.O.U s., earning annual interest whose total payment will be made in conjunction with the principal of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	14,813,813.76

24	BANK OF AMERICA MEXICO, N.A	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarterly 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	62,648,993.48

25	BANK OF AMERICA MEXICO, S.A	According to the terms of the Lease Contract Financial No: 200101, that will continue to be paid in the terms and installments established	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	13,308,064.58

26	BANK OF AMERICA MEXICO, S.A	According to the terms of The Lease Contract Financial No: 97001, the that will continue to be paid in the terms and installments established	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	628,369.33

27	BANK OF AMERICA MEXICO, S.A	According to the terms of The Lease Contract Financial No: 95001, the that will continue to be paid in the terms and installments established	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	1,917,894.60

28	BANCO NACIONAL DE MEXICO, S.A	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarters 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	332,052,363.91

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 5

Relation of recognized claims against the mass:
Common creditors

(Article 222)

			Details of the
No:	Creditor name	Method of payment	resolution	Amount of the claim
29	CALIFORNIA COMMERCE BANK	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarters 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	91,094,277.45

30	COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A DE C.V	85% of the Principal that will be documented with I.O.U.s, earning annual interest whose total payment will be made in conjunction with the principal of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	201,866,811.38

31	ADMINISTRACION CORPORATIVA DE DURANGO, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	448,416,432.86

32	DURANGO INTERNATIONAL, INC	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	85,291,432.42

33	COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	67,397,093.85

34	JP MORGAN CHASE BANK	85% of the Principal in 32 quarterly payments Acquiring interest for payable quarterly 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	37,215,218.08

35	ADMINISTRACION CORPORATIVA DE DURANGO, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	1,485,532.02

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 6

Relation of recognized claims against the mass:
Common creditors

(Article 222)

No:	Creditor name	Method of payment	Details of the	Amount of the claim
			resolution

36	DURANGO INTERNATIONAL, INC	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	235,118,264.31

37	ADMINISTRACION CORPORATIVA DE DURANGO, S.A DE C.V (FORMERLY R.R. DONNELEY RECEIVABLES, INC)	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	178,239.48

38	PORTEADORES DE DURANGO, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	24,411,931.51

39	ENVASES Y EMPAQUES DE MEXICO, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	290,118,205.47

40	EMPAQUES DE CARTON TITAN, S.A DE C.V	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	348,273,652.43

41	LONGACRE MASTER FUND, LTD	85% of the Principal 12/31/2012, documented with a New Bond Acquiring interest quarterly. The 15% remaining and interest earnings to the date of the Bankruptcy agreement through capitalization of the 16.997% of shares of the fixed capital of CODUSA	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	11,553,667.26

42	DURANGO MCKINLEY PAPER, CO	85% of the Principal that will be documented with I.O.U. s, earning annual interest whose total payments will be made in conjunction with the principle of 06/30/2013	Grade: common Priority: Collect pro-rata with the others of the same grade without distinction of the dates after covering all the other claims.	64,050,808.68

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 section 14 Page: 7

Relation of recognized claims against the mass:
Common creditors

(Article 222)

No:	Creditor name	Method of payment	Details of the	Amount of the claim
			resolution

		CLAIM TOTALS		4,807,359,778.42

REBECA CASTAÑOS CASTAÑOS
Name and signature of

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 Section 22 Page: - 1 -

Proposal to the Creditors: Common Creditors

PART A.
Part A of the Creditors’ Agreement includes the Claims of the following Common Recognized Creditors:
Banco Nacional de México, S. A
California Commerce Bank
JP Morgan Chase Bank
Deutsche Bank AG – New York Branch
Bank of America Mexico, N.A
Banc of America Securities Limited
Bank of America Mexico, S. A

The total amount, which includes principal and interest, and that has been recognized in Recognition of Sentencing, Adjustment and Priority of Debts of the creditors that form Part A, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type:
		11.3764)
Banco Nacional de México, S. A	332,052,363.91	100,014,149.02
California Commerce Bank	91,094,277.45	27,437,590.06
JP Morgan Chase Bank	37,215,218.08	11,209,221.11
Deutsche Bank AG – New York Bank	3,847,768.65	1,158,947.65
Bank of America Mexico, N.A	7,525,965.71	2,266,820.35
Banc of America Securities Limited	7,333,161.21	2,208,747.65
Bank of America Mexico, N. A	62,648,993.48	18,869,872.50
Total	541,717,748.49	163,165,348.34

Of the total amount indicated, the creditors, Recognized Principal that form Part A, is the following:

Creditor name:	In UDIS	In US Dollars
Banco Nacional de México, S. A	267,050,631.88	80,435,634.36
California Commerce Bank	80,278,900.39	24,180,000.00
JP Morgan Chase Bank	33,151,628.26	9,985,268.45
Deutsche Bank AG – New York Bank	3,320,053.78	1,000,000.00
Bank of America Mexico, N.A	6,640,107.56	2,000,000.00
Banc of America Securities Limited	6,640,107.56	2,000,000.00
Bank of America Mexico, N. A	56,440,914.25	17,000,000.00
Total	453,522,343.68	136,600,902.81

In the terms of the THIRD clause, section b) subsection i) of the Creditors’ Agreement, the merchant will pay 85% of the principal amount of the Common Recognized Claims of Part A. The calculations of this payment will be done by multiplying 0.850 (zero point eight hundred and fifty) for the amount of the principal of each creditor, giving the following results:

Creditor name:	85% of the Principal
In US Dollars
Banco Nacional de México, S. A	68,370,289.21
California Commerce Bank	20,553,000.00
JP Morgan Chase Bank	8,487,478.18
Deutsche Bank AG – New York Bank	850,000.00
Bank of America Mexico, N.A	1,700,000.00
Banc of America Securities Limited	1,700,000.00
Bank of America Mexico, N. A	14,450,000.00
Total	116,110,767.39

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 2 -

Proposal to the Creditors: Common Creditors

In conformity with the FIFTH clause subsection a) of the Creditors’ Agreement, the merchant will pay the amount in the prior paragraph in 32 (thirty two) quarterly consecutive payments, starting March 30, 2005, in accordance with subsection c) of said clause, Part A will incur interest at an annual rate equal to the amount of adding the applicable resulting LIBOR rate plus 2.75% paid quarterly.

The total of the incurred interest and not paid on the date of the sentencing of the bankruptcy proceedings, of each one of the Common Recognized Creditors of Part A are:

Creditor name:	Ordinary	Delinquency	Total interests	Total interests
	Interests (US	Interests (US	(US Dollars)	In UDIS
	Dollars)	Dollars)
Banco Nacional de México, S.A	2,426.057.25	17,152,457.41	19,578,514.66	65,001,721.60
California Commerce Bank	824,929.27	2,432,660.79	3,257,590.06	10,815,374.19
JP Morgan Chase Bank	702,083.52	521,869.14	1,223,952.66	4,063,588.65
Deutsche Bank AG – New York Bank	79,495.93	79,451.73	158,947.66	527,714.75
Bank of America Mexico, N.A	36,536.46	230,283.89	266,820.35	885,857.91
Banc of America Securities Limited	—	208,747.65	208,747.65	693,053.42
Bank of America Mexico, N.A	70,705.83	1,799,166.67	1,869,872.50	6,208,077.26
Total	4,139,808.26	22,424,637.28	26,564,445.54	88,195,387.78

In agreement with the THIRD clause section b) subsection ii) of the Creditors’ Agreement, the 15% (fifteen percent) left of the principal of the Common Recognized Claims plus the unpaid incurred interests on the sentencing date of the bankruptcy proceedings will be paid by its capitalization in 18,805,918 Series “B” common shares representative of 16.997% of the set capital stock without the merchants withdrawal right. In respect of the previous, the sum of 15% (fifteen percent) of the principal and the unpaid incurred interests will be capitalized according to the following:

Creditor name:	Amount in US Dollars
Banco Nacional de México, S. A	31,643,859.81
California Commerce Bank	6,884,590.06
JP Morgan Chase Bank	2,721,742.93
Deutsche Bank AG – New York Bank	308,947.65
Bank of America Mexico, N.A	566,820.35
Banc of America Securities Limited	508,747.65
Bank of America Mexico, N. A	4,419,872.50
Total	47,054,580.95

In agreement with the TENTH clause of the Creditors’ Agreement, Part A will be guaranteed in an equalized form and in proportion to their finance amounts, mortgages and pledges that are indicated in said clause.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 3 -

Proposal to the Creditors: Common Creditors

PART B
Part B of the Creditors’ Agreement includes the Claims of the following Common Recognized Creditors:
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.;
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.;
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.;
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.;
Gramercy Emerging Markets Fund
Marathon Special Opportunity Master Fund, Ltd
Marathon Master Fund, Ltd
Merced Partners Limited Partnership
Tamarack International, Ltd
Quadrangle Debt Opportunities Fund Master, Ltd
QDRF Master Ltd
Longacre Capital Partners (QP) L.P
Longacre Master Fund, Ltd
JP Morgan Chase Manhattan Bank (Eurobonos)
Quadrangle Debt Recov Income Fund
HFR EM Select Master Trust
BEYAZIT LLC
BUYUC LLC
DRALLI LLC
GRNPARK LLC
Mass Financial
BF Capital Inc
Atlantic Pacific Management Grp LLC
Hydra Partners LP
KADESI LLC
KAPALI LLC
KPASA LLC
LABAITE LLC
LEMAN LLC
LFENET LLC
LMC Recovery Fund LLC
LPETE LLC
Magnus LLC
PALLMALL LLC
SSGDP LLC
UVIADO LLC

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 4 -

Proposal to the Creditors: Common Creditors

The total amount, which includes principal and interest, and that has been recognized in Recognition of Sentencing, Adjustment and Priority of Debts of the creditors that form Part B, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type:
		11.3764)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	77,586,649.61	23,369,093.83
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	849,912,110.36	255,993,476.84
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	44,133,977.88	13,293,151.50
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	465,053,020.32	140,073,937.52
Gramercy Emerging Markets Fund	222,423,944.39	66,994,077.19
Marathon Special Opportunity Master Fund, Ltd	67,700,828.31	20,391,484.93
Marathon Master Fund, Ltd	87,521,270.78	26,361,400.76
Merced Partners Limited Partnership	81,470,730.12	24,538,978.24
Tamarack International, Ltd	107,128,240.63	32,267,018.30
Quadrangle Debt Opportunities Fund Master, Ltd	16,992,300.52	5,118,079.70
QDRF Master Ltd	174,666,657.15	52,609,584.76
Longacre Capital Partners (QP) L.P	1,880,829.55	566,505.74
Longacre Master Fund, Ltd	11,553,667.26	3,479,963.80
JP Morgan Chase Manhattan Bank (Eurobonos)	16,600,269.42	5,000,000.00
Total	2,224,624,496.30	670,056,765.31

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 5 -

Proposal to the Creditors: Common Creditors

The total amount of the exchange operations of the buying and selling of the bonds issued by the Merchant and which were the object of diligence of recognition of credits, including the principal and interests, of the Creditors that form Part A, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type:
		11.3764)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	77,586,649.61	23,369,093.83
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	849,912,110.36	255,993,476.84
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	44,133,977.88	13,293,151.50
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	465,053,020.32	140,073,937.52
Gramercy Emerging Markets Fund	228,992,935.88	68,972,658.60
Marathon Special Opportunity Master Fund, Ltd	0.00	0.00
Marathon Master Fund, Ltd	0.00	0.00
Merced Partners Limited Partnership	81,470,730.12	21,166,920.31
Tamarack International, Ltd	107,128,240.63	28,692,637.30
Quadrangle Debt Opportunities Fund Master, Ltd	16,992,300.52	6,839,197.11
QDRF Master Ltd	174,666,657.15	73,864,266.44
Longacre Capital Partners (QP) L.P	1,880,829.55	566,505.74
Longacre Master Fund, Ltd	11,553,667.26	3,479,963.80
JP Morgan Chase Manhattan Bank (Eurobonos)	16,600,269.42	5,000,000.00
Quadrangle Debt Recov Income Fund	18,768,640.11	5,653,113.28
HFR EM Select Master Trust	37,093,158.46	11,172,457.11
BEYAZIT LLC	1,222,701.34	368,277.57
BUYUC LLC	283,694.81	85,448.86
DRALLI LLC	1,549,536.50	466,720.30
GRNPARK LLC	262,124.65	78,951.93
Mass Financial	447,816.56	134,882.32
BF Capital Inc	4,314,033.79	1,299,386.72
Atlantic Pacific Management Grp LLC	5,095,017.71	1,534,619.03
Hydra Partners LP	216,522.35	65,216.52
KADESI LLC	130,241.69	39,228.79
KAPALI LLC	1,879,654.29	566,151.76
KPASA LLC	1,796,210.45	541,018.48
LABAITE LLC	2,204,848.15	664,100.13
LEMAN LLC	784,732.66	236,361.43
LFENET LLC	916,615.65	276,084.58
LMC Recovery Fund LLC	9,625,107.75	2,899,081.88
LPETE LLC	904,001.81	272,285.29
Magnus LLC	967,891.69	291,528.92
PALLMALL LLC	1,591,856.16	479,466.98
SSGDP LLC	1027,749.14	309,557.98
UVIADO LLC	4,352,604.75	1,311,0004.29
Total	2,224,624,496.30	670,056,765.31

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 6 -

Proposal to the Creditors: Common Creditors

Of the total amount indicated, the amount of Recognized Principal held by the creditors that form Part B, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type: 11.3764)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	60,524,580.40	18,230,000.00
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	654,087,115.19	197,011,000.00
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	33,721,786.24	10,157,000.00
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	344,784,264.97	103,849,000.00
Gramercy Emerging Markets Fund	174,983,434.46	52,705,000
Marathon Special Opportunity Master Fund, Ltd	0.00	0.00
Marathon Master Fund, Ltd	0.00	0.00
Merced Partners Limited Partnership	53,389,784.83	16,081,000.00
Tamarack International, Ltd	71,500,678.20	21,536,000.00
Quadrangle Debt Opportunities Fund Master, Ltd	17,059,364.34	5,138,400.00
QDRF Master Ltd	184,890,474.94	55,689,000.00
Longacre Capital Partners (QP) L.P	1’394,422.59	420,000.00
Longacre Master Fund, Ltd	8’565,738.75	2’580,000.00
JP Morgan Chase Manhattan Bank (Eurobonos)	16,600,269.42	5,000,000.00
Quadrangle Debt Recov Income Fund	14,334,664.20	4’317,600.00
HFR EM Select Master Trust	28,343,299.12	8’537,000.00
BEYAZIT LLC	929,615.06	280,000.00
BUYUC LLC	215,803.50	65,000.00
DRALLI LLC	1,178,619.09	355,000.00
GRNPARK LLC	199,203.23	60,000.00
Mass Financial	332,005.38	100,000.00
BF Capital Inc	3,320,053.78	1,000,000.00
Atlantic Pacific Management Grp LLC	3,884,462.92	1,170,000.00
Hydra Partners LP	166,002.69	50,000.00
KADESI LLC	99,601.61	30,000.00
KAPALI LLC	1,427,623.13	430,000.00
KPASA LLC	1,364,542.10	411,000.00
LABAITE LLC	1,676,627.16	505,000.00
LEMAN LLC	597,609.68	180,000.00
LFENET LLC	697,211.29	210,000.00
LMC Recovery Fund LLC	7,337,318.85	2,210,000.00
LPETE LLC	687,251.13	207,000.00
Magnus LLC	737,051.94	222,000.00
PALLMALL LLC	1,211,819.63	365,000.00
SSGDP LLC	780,212.64	235,000.00
UVIADO LLC	3,320,053.78	1,000,000.00
Total	1,694,342,966.24	510,336,000.00

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 7 -

Proposal to the Creditors: Common Creditors

In the terms of the THIRD clause, section b) subsection ii) of the Creditors’ Agreement, the merchant will pay 85% of the principal amount of the Common Recognized Claims of Part B. The calculations of this payment will be done by multiplying 0.850 (zero point eight hundred and fifty) for the amount of the principal of each creditor, giving the following results:

Creditor name:	85% of the Principal
In US Dollars
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	15,495,500.00
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	167,459,350.00
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	8,633,450.00
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	88,271,650.00
Gramercy Emerging Markets Fund	44,799,250.00
Marathon Special Opportunity Master Fund, Ltd	0.00
Marathon Master Fund, Ltd	0.00
Merced Partners Limited Partnership	13,668,850.00
Tamarack International, Ltd	18,305,600.00
Quadrangle Debt Opportunities Fund Master, Ltd	4,367,640.00
QDRF Master Ltd	47,335,650.00
Longacre Capital Partners (QP) L.P	357,000.00
Longacre Master Fund, Ltd	2,193,000.00
JP Morgan Chase Manhattan Bank (Eurobonos)	4,250,000.00
Quadrangle Debt Recov Income Fund	3,669,960.00
HFR EM Select Master Trust	7’,56,450.00
BEYAZIT LLC	238,000.00
BUYUC LLC	55,250.00
DRALLI LLC	301,750.00
GRNPARK LLC	51,000.00
Mass Financial	85,000.00
BF Capital Inc	850,000.00
Atlantic Pacific Management Grp LLC	994,500.00
Hydra Partners LP	42,500.00
KADESI LLC	25,500.00
KAPALI LLC	365,500.00
KPASA LLC	349,350.00
LABAITE LLC	429,250.00
LEMAN LLC	153,000.00
LFENET LLC	178,500.00
LMC Recovery Fund LLC	1,878,500.00
LPETE LLC	175,950.00
Magnus LLC	188,700.00
PALLMALL LLC	310,250.00
SSGDP LLC	199,750.00
UVIADO LLC	850,000.00
Total	433,785,600.00

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 8 -

Proposal to the Creditors: Common Creditors

In agreement with the SIXTH clause of the Creditors’ Agreement payment of the Existing Bonds will be made through the delivery of New Bonds that will expire on the 31st of December of 2012, which will incur quarterly and consecutive interests by due quarter beginning on March 30, 2005, at an annual fixed interest rate, as per the table mentioned in said clause. The obligation of the Merchant in accordance with the New Bond will be tied also to an emission contract (“Indenture”) and to the Agreement referred to in the Eighth clause of the Creditors’ Agreement, which the merchant commits itself to take place at the same time of issuing and deliver the New Bonds within the time frame of 15 (fifteen) working days counted from the publication of the Approval date.

The total of the incurred interest and not paid to the date of the sentencing of the bankruptcy proceedings, of each one of the Common Creditors of Part B and that have been recognized in the Recognition of Sentencing, Adjustment and Priority of Debts are:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type:
		11.3764)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	17,062,066.76	5,139,093.49
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	195,824,995.10	58,982,476.85
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	10,412,191.63	3,136,151.50
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	120,268,740.70	36,224,937.52
Gramercy Emerging Markets Fund	52,347,544.23	15,767,077.20
Marathon Special Opportunity Master Fund, Ltd	16,040,789.76	4,831,484.92
Marathon Master Fund, Ltd	21,020,591.02	6,331,400.76
Merced Partners Limited Partnership	19,780,808.17	5,957,978.24
Tamarack International, Ltd	26,829,415.38	8,081,018.31
Quadrangle Debt Opportunities Fund Master, Ltd	4,196,812.58	1,264,079.70
QDRF Master Ltd	43,023,198.23	12,958,584.74
Longacre Capital Partners (QP) L.P	486,406.90	146,505.73
Longacre Master Fund, Ltd	2,987,928.15	899,963.78
JP Morgan Chase Manhattan Bank (Eurobonos)	0.00	0.00
Total	530,281,488.10	159,720,752.74

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 9 -

Proposal to the Creditors: Common Creditors

The total amount of the exchange operations of the buying and selling of the bonds issued by the Merchant and which were the object of diligence of recognition of credits, including the principal and interests, of the Creditors that form Part A, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type: 11.3764)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	17,062,066.76	5’139,093.49
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	195,824,995.10	58’982,476.85
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	10,412,191.63	3’136,151.50
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	120,268,740.70	36,224,937.52
Gramercy Emerging Markets Fund	54,009,501.42	16,267,658.60
Marathon Special Opportunity Master Fund, Ltd	0.00	0.00
Marathon Master Fund, Ltd	0.00	0.00
Merced Partners Limited Partnership	16,885,528.95	5,085,920.31
Tamarack International, Ltd	23,760,420.72	7,156,637.30
Quadrangle Debt Opportunities Fund Master, Ltd	5,646,737.87	1,700,797.11
QDRF Master Ltd	60,342,862.04	18,175,266.44
Longacre Capital Partners (QP) L.P	486,406.90	146,505.73
Longacre Master Fund, Ltd	2,987,928.15	899,963.78
JP Morgan Chase Manhattan Bank (Eurobonos)	0.00	0.00
Quadrangle Debt Recov Income Fund	4,433,975.91	1,335,513.28
HFR EM Select Master Trust	8,749,859.34	2,635,457.11
BEYAZIT LLC	293,086.28	88,277.57
BUYUC LLC	67,891.31	20,448.86
DRALLI LLC	370,917.40	111,720.30
GRNPARK LLC	62,921.43	18,951.93
Mass Financial	115,811.18	34,882.32
BF Capital Inc	993,980.01	299,386.72
Atlantic Pacific Management Grp LLC	1,210,554.79	364,619.03
Hydra Partners LP	50,519.66	15,216.52
KADESI LLC	30,640.08	9,228.79
KAPALI LLC	452,031.17	136,151.76
KPASA LLC	431,668.35	130,018.48
LABAITE LLC	528,220.99	159,100.13
LEMAN LLC	187,122.98	56,361.43
LFENET LLC	219,404.36	66,084.58
LMC Recovery Fund LLC	2,287,788.90	689,081.88
LPETE LLC	216,750.67	65,285.29
Magnus LLC	230,839.75	69,528.92
PALLMALL LLC	380,036.53	114,466.98
SSGDP LLC	247,536.50	74,557.98
UVIADO LLC	1,032,550.97	311,004.29
Total	530,281,488.10	159,720,752.74

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 10 -

Proposal to the Creditors: Common Creditors

In agreement with the THIRD clause section b) subsection ii) of the Creditors’ Agreement, the 15% (fifteen percent) left of the principal of the Common Recognized Claims plus the unpaid incurred interests on the sentencing date of the bankruptcy proceedings will be paid by its capitalization in 18,805,918 Series “B” common shares representative of 16.997% of the set capital stock without the merchants withdrawal right.

In relation to the previous, the sum of 15% (fifteen percent) of the principal and the unpaid incurred interests will be capitalized according to the following:

Creditor name:	Amount
(US Dollars)
2003 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	7,873,593.49
2006 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	88,534,126.85
2008 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	4,659,701.50
2009 Shareholders, whose common representative is Wells Fargo Bank, N.A. with overall mark to the order of Cede & Co.	51,802,287.52
Gramercy Emerging Markets Fund	24,173,408.60
Marathon Special Opportunity Master Fund, Ltd	0.00
Marathon Master Fund, Ltd	0.00
Merced Partners Limited Partnership	7,498,070.31
Tamarack International, Ltd	10,387,037.30
Quadrangle Debt Opportunities Fund Master, Ltd	2,471,557.11
QDRF Master Ltd	26,528,616.44
Longacre Capital Partners (QP) L.P	209,505.73
Longacre Master Fund, Ltd	1,286,963.78
JP Morgan Chase Manhattan Bank (Eurobonos)	750,000.00
Quadrangle Debt Recov Income Fund	1,983,153.28
HFR EM Select Master Trust	3,916,007.11
BEYAZIT LLC	130,278.57
BUYUC LLC	30,198.86
DRALLI LLC	164,970.30
GRNPARK LLC	27,951.93
Mass Financial	49,882.32
BF Capital Inc	449,386.72
Atlantic Pacific Management Grp LLC	540,119.03
Hydra Partners LP	22,716.52
KADESI LLC	13,728.79
KAPALI LLC	200,651.76
KPASA LLC	191,668.48
LABAITE LLC	234,850.13
LEMAN LLC	83,361.43
LFENET LLC	97,584.58
LMC Recovery Fund LLC	1,020,581.88
LPETE LLC	96,335.29
Magnus LLC	102,828.92
PALLMALL LLC	169,216.98
SSGDP LLC	109,807.98
UVIADO LLC	461,004.29
Total	236,271,152.74

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 11 -

Proposal to the Creditors: Common Creditors

In agreement with the TENTH clause of the Creditors’ Agreement, Part B will be guaranteed in an equalized form and in proportion to their finance amounts, mortgages and pledges that are indicated in said clause.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 12 -

Proposal to the Creditors: Common Creditors

PART C.
Part C of the Creditors’ Agreement includes the Claims of the following Common Recognized Creditors:
Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A de C.V
Compañía Papelera de Atenquique, S.A de C.V
Grupo PIPSAMEX, S.A de C.V
Durango McKinley Paper Company
Administración Corporativa de Durango, S.A de C.V
Porteadores de Durango, S.A de C.V
Envases y Empaques de México, S.A de C.V
Empaques de Cartón Titán, S.A de C.V
Durango International, Inc.

The total amount, which includes principal and interest, and that has been recognized in Recognition of Sentencing, Adjustment and Priority of Debts of the creditors that form Part C, is the following:

Creditor name:	In UDIS	In US Dollars
	(Value: 3.426571)	(Exchange type:
		11.3764)
Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A de C.V	201,866,811.38	60,802,271.52
Compañía Papelera de Atenquique, S.A de C.V	14,813,813.76	4,461,919.68
Compañía Papelera de Atenquique, S.A de C.V	67,397,093.85	20,300,000.00
Grupo PIPSAMEX, S.A de C.V	27,667,798.96	8,333,539.13
Durango McKinley Paper Company	64,050,808.68	19,292,099.14
Administración Corporativa de Durango, S.A de C.V	448,416,432.86	135,062,998.53
Administración Corporativa de Durango, S.A de C.V	1,485,532.02	447,442.14
Porteadores de Durango, S.A de C.V	24,411,931.51	7,352,872.08
Envases y Empaques de México, S.A de C.V	290,118,205.47	87,383,583.40
Empaques de Cartón Titán, S.A de C.V	348,273,652.43	104,900,000.00
Durango International, Inc.	85,291,432.42	25,689,773.54
Durango International, Inc.	235,118,264.31	70,817,604.93
Administración Corporativa de Durango, S.A de C.V	536,320.58	161,539.73
Total	1809,448,099.23	545,005,643.82

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 13 -

Proposal to the Creditors: Common Creditors

Of the total amount indicated, the amount of Recognized Principal held by the creditors that form Part C, is the following:

Creditor name:	In UDIS	In US Dollars
Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A de C.V	159,688,152.54	48,098,062.00
Compañía Papelera de Atenquique, S.A de C.V	14,813,813.76	4,461,919.68
Compañía Papelera de Atenquique, S.A de C.V	67,397,093.85	20,300,000.00
Grupo PIPSAMEX, S.A de C.V	27,667,798.96	8,333,539.13
Durango McKinley Paper Company	64,050,808.68	19,292,099.14
Administración Corporativa de Durango, S.A de C.V	448,416,432.86	135,062,998.53
Administración Corporativa de Durango, S.A de C.V	1,485,532.02	447,442.14
Porteadores de Durango, S.A de C.V	24,411,931.51	7,352,872.08
Envases y Empaques de México, S.A de C.V	290,118,205.47	87,383,583.40
Empaques de Cartón Titán, S.A de C.V	348,273,652.43	104,900,000.00
Durango International, Inc.	85,291,432.42	25,689,773.54
Durango International, Inc.	235,118,264.31	70,817,604.93
Administración Corporativa de Durango, S.A de C.V	536,320.58	161,539.73
Total	1767,269,439.39	532,301,434.56

In accordance with the SEVENTH clause subsection b) of the Creditors’ Agreement, the Merchant will subscribe to the order of each creditor of the Common Recognized Claims that integrate Part C, a promissory note for an amount equal to 85% of the principal sum of its respective Loan. The calculation for this payment will be done by multiplying 0.850 (zero point eight hundred and fifty) by the amount of the principal of each creditor, giving the following results:

Creditor name:	85% of the Principal
(US Dollars)
Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A de C.V	40,883,352.92
Compañía Papelera de Atenquique, S.A de C.V	3,792,631.73
Compañía Papelera de Atenquique, S.A de C.V	17,255,500.00
Grupo PIPSAMEX, S.A de C.V	7,083,508.26
Durango McKinley Paper Company	16,398,284.27
Administración Corporativa de Durango, S.A de C.V (Compra-Venta acciones)	114,803,548.75
Administración Corporativa de Durango, S.A de C.V (Contrato de cuenta corriente)	369,614.83
Porteadores de Durango, S.A de C.V	6,249,941.27
Envases y Empaques de México, S.A de C.V	74,276,045.89
Empaques de Cartón Titán, S.A de C.V	89,165,000.00
Durango International, Inc.	21,836,307.51
Durango International, Inc.	60,194,964.19
Administración Corporativa de Durango, S.A de C.V (Cesionaria)	137,308.77
Total	452,456,219.38

In conformity with of the SEVENTH clause, subsection c) the C promissory notes will incur conformity interests with the table indicated in said clause, whose total payment will be made in conjunction with the principal on the 30th of June 2013.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	LC-6/161 Section 22 Page: - 14 -

Proposal to the Creditors: Common Creditors

PART D.
In conformity with clause ELEVENTH in case of the Common Recognized Claims to Bancomext in the Recognition of Sentencing, Adjustment and Priority of Debts, in which the Merchant is jointly liable with its subsidiaries, Grupo PIPSAMEX, S.A de C.V, Fábrica Mexicana de Papel, S.A de C.V, Fábricas de Papel Tuxtepec, S.A de C.V e Inmobiliaria Industrial de Durango, S.A de C.V, it is convened that this loan will be covered by the Merchant only in the case of its debtor subsidiaries of Bancomext mentioned before do not uphold the payment of said loan as stipulated in the restructure that took place on the 29th of September 2004.
The expiry date will be June 30th, 2013 and in case that in the terms within said clause the merchant still has to make any payment of any unpaid balance of the Common Recognized Claims in Part D, the merchant will only pay 85% (eighty five percent) of said principal balance. Part D will not enjoy the benefit of the capitalization of the 15% (fifteen percent) of the principal and interests incurred, according to the THIRD clause nor the guarantee provided for in the TENTH clause.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del Conciliadot

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 Section 24

Proposal for the creditors: Strategy
(Strategy for the fulfillment of the Merchant)

Common Creditors and Fiscal Claim under the terms in the clauses of the Creditors’ Agreement annexed.
Visitor fees in agreement with the interlocutory sentence on the 11th of October 2004.
Conciliator fees in agreement with the fixed amount agreed with the Merchant.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del conciliador

FEDERAL JUDICIAL POWER	IFECOM	Form LC-6/161 Section 25

Proposal to the creditors: Clauses
(Clauses for the agreement)

Point A. For the Common Creditors and Fiscal Claim under the terms in the clauses of the Creditors’ Agreement attached.
Point B. For the specialist claims in their character as a visitor in accordance with the terms of the interlocutory sentence of the 11th of October 2004. In his/her character as conciliator in agreement to the fixed amount agreed with the Merchant.

REBECA CASTAÑOS CASTAÑOS
Nombre y firma del conciliador